THIS IS AN IMPORTANT DOCUMENT AND REQUIRES YOUR IMMEDIATE ATTENTION.
          IF YOU ARE IN DOUBT AS TO HOW TO DEAL WITH IT PLEASE CONSULT
                  YOUR FINANCIAL OR OTHER PROFESSIONAL ADVISER


                                RECOMMENDED OFFER

                                       BY

                    BHP BILLITON LONSDALE INVESTMENTS PTY LTD
                               ABN 75 004 346 972

                                 A MEMBER OF THE

                               BHP BILLITON GROUP


                        TO ACQUIRE ALL OF YOUR SHARES IN

                                WMC RESOURCES LTD
                               ABN 76 004 184 598

                                       FOR

                                   A$7.85 CASH

                                    PER SHARE




This Bidder's Statement does not take into account the investment objectives, financial situation and particular needs of any person. Before making any investment decision on the basis of this Bidder's Statement you should consider whether that decision is appropriate in the light of those factors.

       FINANCIAL ADVISERS                                 LEGAL ADVISER
          Deutsche Bank                                Blake Dawson Waldron
    Carnegie, Wylie & Company




             The BHP Billiton Group is headquartered in Australia.

BIDDER'S STATEMENT

This Bidder's Statement is dated 21 March 2005 and is given by BHP Billiton Lonsdale Investments Pty Ltd ABN 75 004 346 972 to WMC Resources Ltd ABN 76 004 184 598 under Part 6.5 of the Corporations Act. This Bidder's Statement includes an Offer dated 29 March 2005 to acquire your WMC Resources Shares and also sets out certain disclosures required by the Corporations Act.

A copy of this Bidder's Statement was lodged with the Australian Securities and Investments Commission (ASIC) on 21 March 2005. ASIC takes no responsibility for the contents of this Bidder's Statement. Terms used in this Bidder's Statement are defined in Part G of this Bidder's Statement.

IMPORTANT DATES

Bidder's Statement lodged with ASIC                           21 March 2005

Date of Offer                                                 29 March 2005

Closing date of Offer*                  7:30 pm (Melbourne time) 6 May 2005

* This date is indicative only and may change as permitted by the Corporations Act.


The distribution of this document may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

FURTHER INFORMATION FOR US HOLDERS

Investors and holders of WMC Resources securities are strongly advised to read any other relevant documents filed with the US Securities and Exchange Commission (SEC), as well as any amendments and supplements to those documents, because they will contain important information. Investors and holders of WMC Resources securities may obtain free copies of the informational document (when available), as well as other relevant documents filed with the SEC, at the SEC's website at WWW.SEC.GOV. WMC Resources will issue a target's statement in connection with the Offer which investors and holders of WMC Resources securities are strongly advised to read.

FORWARD-LOOKING STATEMENTS

Statements contained in this communication may contain forward-looking statements with respect to BHP Billiton's financial condition, results of operations, business strategies, operating efficiencies, competitive position, growth opportunities for existing services, plans and objectives of management, markets for stock and other matters. Statements in these materials that are not historical facts are "forward-looking statements".

These forward-looking statements, including, among others, those relating to the future business prospects, revenues and income of BHP Billiton, wherever they may occur in this communication are necessarily estimates reflecting the best judgment of the senior management of BHP Billiton and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated, suggested, proposed or implied by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this communication and BHP Billiton's Annual Report on Form 20-F for the financial year ended 30 June 2004.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: the success of the proposed tender offer; estimated reserves; plans, strategies and objectives of management; closure or divestment of certain operations or facilities (including associated costs); anticipated production or construction commencement dates; expected costs or production output; the anticipated productive lives of projects, mines and facilities; and provisions and contingent liabilities.

Except as may be required by applicable law, BHP Billiton undertakes no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of the materials in which such statements are contained or to reflect the occurrence of unanticipated events.

NO INTERNET SITE IS PART OF THIS BIDDER'S STATEMENT

Each of BHP Billiton and WMC Resources maintains an internet site. The BHP Billiton internet site is at the URL http://www.bhpbilliton.com. The WMC Resources site is at the URL http://www.wmc.com. Information contained in or otherwise accessible through these internet sites is not a part of this Bidder's Statement. All references in this Bidder's Statement to these internet sites are inactive textual references to these URLs and are for your information only.

                                CHAIRMAN'S LETTER
29 March 2005

Dear WMC Resources shareholder,

I am pleased to enclose BHP Billiton's Offer to acquire all of your shares in WMC Resources Ltd.

BHP Billiton, through its group company, BHP Billiton Lonsdale Investments Pty Ltd, is offering A$7.85 cash for each WMC Resources Share that you hold.

Your board has unanimously recommended that WMC Resources shareholders accept the Offer in the absence of a superior proposal and has indicated that the directors will be accepting this Offer for their own holdings of WMC Resources Shares on that basis.

BHP Billiton believes that this Offer represents a fair price for WMC Resources and provides certainty of value today to WMC Resources shareholders. The Offer price of A$7.85 per WMC Resources Share values your company at A$9.2 billion and represents a significant premium of:

>> A$2.69 above the volume weighted average price of WMC Resources Shares of A$5.16 in the one month to 27 October 2004 (the last day of trading prior to WMC Resources' announcement of Xstrata's approach regarding a possible offer);

>> 85 cents above the Xstrata Offer price of A$7.00 per WMC Resources Share (adjusted for WMC Resources' 2004 final dividend of 20 cents per share); and

>> 39 cents above the closing price of WMC Resources Shares of A$7.46 on the day before announcement of the Offer.

The Offer price of A$7.85 is in the top half of the A$7.17 to A$8.24 range at which the independent expert appointed by WMC Resources, Grant Samuel, has valued WMC Resources Shares. This Offer price, when added to WMC Resources' 2004 final dividend of 20 cents per share paid on 11 March 2005, is in the top quartile of that valuation range.

The Offer will close at 7:30 pm (Melbourne time) on 6 May 2005, unless extended. To accept the Offer, please follow the instructions on page 2. If you have any questions about the Offer, please contact the BHP Billiton Offer information line on 1300 365 849 (from within Australia) or + 61 3 9415 4254 (if calling from outside Australia) or, if calling from the United States, contact MacKenzie Partners at (212) 929 5500 (call collect) or (800) 322 2885 (toll free) or by email at proxy@mackenziepartners.com, or consult your financial or other professional adviser.

I encourage you to consider this document carefully and accept our Offer.

Yours sincerely,

Don Argus
CHAIRMAN

--------------------------------------------------------------------------------


                                    CONTENTS

PART A - SUMMARY OF THE OFFER                                                  1

PART B - ISSUES YOU SHOULD CONSIDER                                            5

PART C - THE OFFER TERMS                                                      12


1. THE OFFER                                                                  12

         1.1      Offer for your WMC Resources Shares                         12
         1.2      Consideration                                               12

2. OFFER PERIOD                                                               12

3. HOW TO ACCEPT THIS OFFER                                                   13

         3.1      Accept for all your WMC Resources Shares                    13
         3.2      CHESS Holdings                                              13
         3.3      Issuer Sponsored Holdings or unregistered holdings          13
         3.4      Foreign laws                                                14

4. YOUR AGREEMENT RESULTING FROM ACCEPTANCE                                   14

         4.1      Effect of Acceptance Form                                   14
         4.2      Your agreement                                              15
         4.3      Powers of attorney                                          16
         4.4      Validation of otherwise ineffective acceptances             16

5. DEFEATING CONDITIONS                                                       17

         5.1      Defeating Conditions of this Offer                          17
         5.2      Separate Defeating Conditions for the benefit of
                    BHP Billiton Lonsdale                                     25
         5.3      Nature of Defeating Conditions                              25
         5.4      Notice declaring Offers free of Defeating Conditions        26
         5.5      Notice publication date                                     26
         5.6      Contract void if Defeating Conditions not fulfilled         26

6. PAYMENT OF CONSIDERATION                                                   26

         6.1      When you will receive payment                               26
         6.2      Acceptance Form requires additional documents               27
         6.3      BHP Billiton Lonsdale may set off share scheme debts        28
         6.4      Delivery of consideration                                   28
         6.5      Return of documents                                         28
         6.6      Rights                                                      28
         6.7      Non Australian residents                                    29
         6.8      Costs and stamp duty                                        29

--------------------------------------------------------------------------------


7. OFFEREES                                                                   30

         7.1      Registered holders                                          30
         7.2      Transferees                                                 30
         7.3      Trustees and nominees                                       30
         7.4      Notices by Trustees and Nominees                            31

8. VARIATION AND WITHDRAWAL OF OFFER                                          31

         8.1      Variation                                                   31
         8.2      Withdrawal                                                  31

9. GOVERNING LAW                                                              31


PART D - INFORMATION ABOUT BHP BILLITON LONSDALE AND THE
         BHP BILLITON GROUP                                                   32

10. BIDDER                                                                    32

         10.1     Offers                                                      32
         10.2     BHP Billiton Lonsdale                                       32

11. THE BHP BILLITON GROUP                                                    34

         11.1     Overview of the BHP Billiton Group                          34
         11.2     Where to find further information on
                  the BHP Billiton Group                                      34

12. REASONS FOR THE ACQUISITION                                               34


PART E - AUSTRALIAN TAX CONSEQUENCES                                          36

13. AUSTRALIAN TAX IMPLICATIONS FOR WMC RESOURCES SHAREHOLDERS                36

14. SHAREHOLDERS WHO ARE AUSTRALIAN RESIDENTS                                 37

15. SHAREHOLDERS WHO ARE NOT AUSTRALIAN RESIDENTS                             42

16. GST                                                                       42


PART F - ADDITIONAL INFORMATION                                               44

17. BIDDER'S INTENTIONS                                                       44

         17.1     Introduction                                                44
         17.2     Acquisition of outstanding WMC Resources Shares
                  and WMC Resources Options                                   44
         17.3     Intentions for WMC Resources as a wholly owned subsidiary   45
         17.4     Intentions for WMC Resources as a partly owned subsidiary   48

--------------------------------------------------------------------------------


         17.5     Other Intentions                                            49

18. SOURCES OF CASH CONSIDERATION                                             49

         18.1     Cash consideration                                          49
         18.2     BHP Billiton commitment to fund BHP Billiton Lonsdale       50
         18.3     Sources of BHP Billiton Group funds                         50
         18.4     Committed bank facility                                     50
         18.5     Capital markets programs                                    52
         18.6     Proposed new bank facilities                                52

19.      INFORMATION ON SECURITIES IN WMC RESOURCES                           53

         19.1     Capital Structure of WMC Resources                          53
         19.2     BHP Billiton Lonsdale relevant interest in
                  WMC Resources securities                                    54
         19.3     BHP Billiton Lonsdale's voting power in WMC Resources       54
         19.4     Acquisition by BHP Billiton Lonsdale of WMC Resources
                  Shares during previous four months                          54
         19.5     Inducing benefits given by BHP Billiton Lonsdale during
                  previous four months                                        54
         19.6     Economic exposure to WMC Resources Shares                   55
         19.7     Deutsche Bank appointment                                   56

20. OTHER MATERIAL INFORMATION                                                56

         20.1     Conditions                                                  56
         20.2     Xstrata Offer                                               59
         20.3     Xstrata Offer withdrawal rights                             59
         20.4     Deed of Undertaking                                         60
         20.5     Due diligence                                               63
         20.6     Recent changes to WMC Resources' financial position         64
         20.7     Material information                                        64
         20.8     Information for US holders                                  65
         20.9     Information for ADR holders                                 67
         20.10    Employee Share Schemes                                      68
         20.11    Approvals for payment of consideration                      70
         20.12    Consents 71

21. MODIFICATIONS TO CORPORATIONS ACT                                         72


PART G - DEFINITIONS AND INTERPRETATION                                       73


22. DEFINITIONS                                                               73


23. INTERPRETATION                                                            77

                                                   PART A - SUMMARY OF THE OFFER
--------------------------------------------------------------------------------


PART A - SUMMARY OF THE OFFER


THE BIDDER          BHP Billiton Lonsdale is the company making the Offer. BHP
                    Billiton Lonsdale is a member of the BHP Billiton Group. The
                    BHP Billiton Group constitutes the largest diversified resources group in the world. Further details about the BHP
                    Billiton Group are set out on page 34 of this Bidder's
                    Statement.

THE OFFER           BHP Billiton Lonsdale offers to acquire all of your WMC
                    Resources Shares.

CONSIDERATION       You are offered A$7.85 cash for each of your WMC Resources
                    Shares.

CLOSING DATE        Unless withdrawn or extended the Offer is open until 7:30 pm
                    Melbourne time on 6 May 2005.

CONDITIONS          The Offer is subject to the conditions set out in clause 5.1 of this Bidder's Statement. The conditions of the Offer are summarised below:

                    o BHP Billiton Lonsdale acquiring a relevant interest in more than 90 per cent of all WMC Resources Shares;

                    o Foreign Investment Review Board approval and other regulatory approvals;

                    o no action by any Public Authority adversely affecting the Offer;

                    o    no prescribed occurrences;

                    o no material acquisitions, disposals or changes in the conduct of WMC Resources' business;

                    o    the non-existence of certain rights;

                    o    no material adverse change in relation to WMC
                         Resources; and

                                                   PART A - SUMMARY OF THE OFFER
--------------------------------------------------------------------------------


                    o the S&P/ASX 200 Index not falling below 3,500 on any trading day.

WMC  RESOURCES      The Offer only extends to WMC Resources Shares. If you have
OPTIONS             WMC Resources Options at the Register Date (7:00 pm
                    Melbourne time on 21 March 2005), you must exercise those WMC Resources Options and be issued with WMC Resources
                    Shares before you can accept the Offer.

NO BROKERAGE OR     You will not pay any stamp duty on accepting the Offer.
STAMP DUTY
                    If your WMC Resources Shares are registered in an Issuer
                    Sponsored Holding in your name and you deliver them directly to BHP Billiton Lonsdale, you will not incur any brokerage in connection with your acceptance of the Offer.

                    If your WMC Resources Shares are in a CHESS Holding or you hold your WMC Resources Shares through a bank, custodian or other nominee, you should ask your Controlling Participant (usually your broker) or the bank, custodian or other nominee whether it will charge any transaction fees or service charges in connection with your acceptance of the Offer.

HOW TO ACCEPT       You may only accept this Offer in respect of all your WMC
                    Resources Shares.

                    IF YOUR WMC RESOURCES SHARES ARE IN A CHESS HOLDING, to accept you must either:

                    (a) complete and return the enclosed Acceptance Form in accordance with the instructions on it; or

                    (b) instruct your Controlling Participant to initiate acceptance of the Offer on your behalf.

                    If you are a Participant (typically, a stockbroker who is a participating organisation of ASTC), the above does not apply. To accept the Offer

                                                   PART A - SUMMARY OF THE OFFER
--------------------------------------------------------------------------------


                    you must initiate acceptance in accordance with the ASTC Settlement Rules.

                    IF YOUR WMC RESOURCES SHARES ARE IN AN ISSUER SPONSORED HOLDING or if at the time of your acceptance you are entitled to be (but are not yet) registered as the holder of your WMC Resources Shares, to accept you must complete and return the Acceptance Form in accordance with the instructions on it.

                    If your Securityholder Reference Number or Holder Identification Number begins with an "I", this indicates that your WMC Resources Shares are in an Issuer Sponsored Holding.

                    To be effective, your acceptance must be received by BHP Billiton Lonsdale before the closing date.

                    Send your Acceptance Form (and other documents, if any, required by the instructions on it) to:

                    BY MAIL                    OR               BY HAND

                    Computershare Investor           Computershare Investor
                    Services Pty Limited             Services Pty Limited
                    GPO Box 52                       Yarra Falls
                    MELBOURNE VIC 8060               452 Johnston Street
                                                     ABBOTSFORD VIC 3067

                    A self-addressed envelope is enclosed for you to return your Acceptance Form (and other documents, if any, required by the instructions on the form).

FURTHER             For questions regarding your WMC Resources Shares, the Offer
INFORMATION         or how to accept the Offer, please contact the BHP Billiton
                    Offer information line on:

                    FOR AUSTRALIAN CALLERS:    1300 365 849
                    FOR INTERNATIONAL CALLERS: + 61 3 9415 4254
                    FOR US CALLERS:            MacKenzie Partners, Inc.

                                                   PART A - SUMMARY OF THE OFFER
--------------------------------------------------------------------------------


                                               (212) 929 5500 (call collect)
                                               (800) 322 2885 (toll free)
                                               Email:
                                                     proxy@mackenziepartners.com

                    Please note that all calls to these numbers will be recorded to satisfy legal requirements.

                                             PART B - ISSUES YOU SHOULD CONSIDER
--------------------------------------------------------------------------------


PART B - ISSUES YOU SHOULD CONSIDER

REASONS WHY YOU SHOULD ACCEPT THE OFFER

YOU WILL BENEFIT FROM A SIGNIFICANT PREMIUM FOR YOUR WMC RESOURCES SHARES

The Offer price of A$7.85 per WMC Resources Share represents a significant premium of:

o A$2.69 above the volume weighted average price (VWAP) of WMC Resources Shares of A$5.16 in the one month to 27 October 2004, the last day of trading prior to WMC Resources' announcement of Xstrata's approach regarding a possible offer;

o 85 cents above the Xstrata Offer price of A$7.00 per WMC Resources Share (adjusted for WMC Resources' 2004 final dividend of 20 cents per share); and

o 39 cents above the closing price of WMC Resources Shares of A$7.46 on the day before announcement of the Offer.

THE OFFER IS IN THE TOP HALF OF THE INDEPENDENT EXPERT'S VALUATION RANGE

The Offer price of A$7.85 per WMC Resources Share is in the top half of the A$7.17 to A$8.24 range at which the independent expert appointed by WMC Resources, Grant Samuel, has valued WMC Resources Shares.1 This Offer price, when added to WMC Resources' 2004 final dividend of 20 cents per share paid on 11 March 2005, is in the top quartile of that valuation range.


--------------------------------
1 The date of the Grant Samuel report is 22 December 2004. The valuation range specified above has not been adjusted for WMC Resources' 2004 final dividend of 20 cents per WMC Resources Share.

                                             PART B - ISSUES YOU SHOULD CONSIDER
--------------------------------------------------------------------------------


THE BHP BILLITON OFFER FOR WMC RESOURCES - PREMIUM TO WMC RESOURCES SHARE PRICE AND XSTRATA OFFER

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

Notes: (1) Not adjusted for WMC Resources' 2004 final dividend of 20 cents per WMC Resources Share. (2) Adjusted for WMC Resources' 2004 final dividend of 20 cents per WMC Resources Share.

THE OFFER PRICE IS HIGHER THAN ANY PRICE AT WHICH WMC RESOURCES SHARES HAVE TRADED UP UNTIL THE DATE OF THE ANNOUNCEMENT OF THE BHP BILLITON OFFER

The Offer price of A$7.85 per WMC Resources Share is higher than both:

o the highest price at which WMC Resources Shares have traded in the period from the Demerger until the day prior to WMC Resources' announcement of the approach by Xstrata on 28 October 2004 (A$5.98); and

o the volume-weighted average price (calculated on an "ex dividend" basis) at which WMC Resources Shares have traded for the period from the announcement of the Xstrata Offer for WMC Resources until the date of announcement of the BHP Billiton Offer (A$7.06).

YOU WILL RECEIVE CASH FOR YOUR SHARES AND INCUR NO BROKERAGE CHARGES

By accepting the Offer:

o you will receive (subject to the conditions of the Offer being satisfied or waived) A$7.85 cash per WMC Resources Share;

o you will not incur any brokerage charges by accepting the BHP Billiton Offer if your WMC Resources Shares are registered in an Issuer Sponsored Holding (you may incur brokerage costs and GST on those costs if you choose to sell your WMC Resources Shares on the market or you instruct your broker to accept the Offer on your behalf); and

o you will be paid the consideration within one month after you have accepted the Offer or within one month after the Offer becomes unconditional, whichever is later. In any event, you will be paid the consideration no later than 21 days after the Offer closes (assuming all conditions of the Offer are satisfied or waived).

UNANIMOUS SUPPORT OF WMC RESOURCES BOARD

The directors of WMC Resources have unanimously recommended that, in the absence of a superior proposal, WMC Resources shareholders accept the BHP Billiton Offer.

All of WMC Resources' directors who hold shares in WMC Resources have indicated that they will be accepting the BHP Billiton Offer in respect of their personal shareholdings, in the absence of a superior proposal.

CONSEQUENCES OF NOT ACCEPTING

BHP Billiton believes that its Offer for WMC Resources is a fair offer. However, if you choose not to accept the Offer, there are certain risks of which you should be aware:

o If BHP Billiton Lonsdale becomes the majority shareholder in WMC Resources, and WMC Resources remains a listed company, the market for your WMC Resources Shares may be less liquid or active. Therefore, it could be more difficult for you to sell your WMC Resources Shares later, should you choose to do so.

o If BHP Billiton Lonsdale becomes entitled to acquire your WMC Resources Shares compulsorily, it intends to exercise those rights.

You should consult your broker or financial adviser to ascertain the impact of the risks outlined above on the value of your shares.

                                             PART B - ISSUES YOU SHOULD CONSIDER
--------------------------------------------------------------------------------


FREQUENTLY ASKED QUESTIONS

--------------------------------------------------------------------------------
       QUESTIONS                            ANSWERS
--------------------------------------------------------------------------------
       What is the Offer?                   BHP Billiton Lonsdale is offering
                                            you A$7.85 cash per share for all
                                            your WMC Resources Shares.
--------------------------------------------------------------------------------
       When will I be paid?                 If you accept the Offer, you will be
                                            paid the consideration within one
                                            month after you have accepted the
                                            Offer or within one month after the
                                            Offer becomes unconditional,
                                            whichever is later. In any event,
                                            you will be paid the consideration
                                            no later than 21 days after the
                                            Offer closes (assuming all
                                            conditions of the Offer are
                                            satisfied or waived).
--------------------------------------------------------------------------------
       How do I accept the Offer?           Instructions on how to accept the
                                            Offer are set out in Part A (on page
                                            2) and on the Acceptance Form
                                            accompanying this Bidder's
                                            Statement.
--------------------------------------------------------------------------------
       Do I have to pay brokerage           Not if your WMC Resources Shares are
       if I accept?                         registered in an Issuer Sponsored
                                            Holding in your name and you deliver
                                            them directly to BHP Billiton
                                            Lonsdale.

                                            If your WMC Resources Shares are in
                                            a CHESS Holding or you hold your WMC
                                            Resources Shares through a bank,
                                            custodian or other nominee, you
                                            should ask your Controlling
                                            Participant (usually your broker) or
                                            the bank, custodian or other nominee
                                            whether it will charge any
                                            transaction fees or service charges
                                            in connection with your acceptance
                                            of the Offer.

                                            ADR holders who surrender ADRs and
                                            withdraw WMC Resources Shares for
                                            the purpose of accepting the Offer
                                            may incur certain fees and expenses
                                            as stipulated in the ADR Depositary
                                            Agreement.
--------------------------------------------------------------------------------

                                             PART B - ISSUES YOU SHOULD CONSIDER
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
       Do I have to pay stamp duty          No.  If you accept the Offer no
       if I accept?                         stamp duty is payable.
--------------------------------------------------------------------------------
       What are the tax                     Please consult your financial, tax
       implications of acceptance?          or other professional adviser on the
                                            tax implications of acceptance.
                                            However, a general summary of the
                                            likely Australian tax consequences
                                            is set out in Part E.
--------------------------------------------------------------------------------
       Can I accept the Offer for           No. You cannot accept for part of
       the part of my holding?              your holding. You may only accept
                                            Offer for ALL of your WMC Resources
                                            Shares.
--------------------------------------------------------------------------------
       How long do I have to                Unless the Offer is extended, you
       accept the Offer?                    will have until 7:30 pm Melbourne
                                            time on 6 May 2005 to accept the
                                            Offer.
--------------------------------------------------------------------------------
       Will I be entitled to keep           The Offer price will not be reduced
       any dividends or other               by WMC Resources' 2004 final
       distributions paid by                dividend of 20 cents per share paid
       WMC Resources?                       on 11 March 2005. However, the Offer
                                            price will be reduced by the amount
                                            of any other dividend or
                                            distribution that becomes payable to
                                            WMC Resources shareholders after 8
                                            March 2005, including the proposed
                                            30 cents per WMC Resources Share
                                            capital return proposed to be
                                            considered for approval at WMC
                                            Resources' annual general meeting in
                                            May 2005.
--------------------------------------------------------------------------------
       I have already accepted the          No.  The withdrawal rights in the
       Xstrata Offer.  Can I                Xstrata Offer were terminated on 17
       change my mind and accept            March 2005.
       the BHP Billiton Offer?
--------------------------------------------------------------------------------
       How does the BHP Billiton            The BHP Billiton Offer is
       Offer                                significantly higher than the
                                            effective offer price of A$7.00 per
                                            WMC Resources Share
--------------------------------------------------------------------------------

                                             PART B - ISSUES YOU SHOULD CONSIDER
--------------------------------------------------------------------------------


       compare to the                       made by Xstrata.  By accepting the
       Xstrata Offer?                       BHP Billiton Offer you will receive
                                            A$0.85 more for each WMC Resources
                                            Share you hold than you would under
                                            the Xstrata Offer.
--------------------------------------------------------------------------------
       What happens if I do not             If you do not accept the Offer and
       accept?                              the Offer is successful, your WMC
                                            Resources Shares may be compulsorily
                                            acquired.  You will be provided the
                                            Offer consideration at the
                                            conclusion of this process. You will
                                            receive the Offer consideration
                                            sooner if you accept the Offer.
--------------------------------------------------------------------------------
       Can BHP Billiton Lonsdale            Yes, the Offer can be extended at
       extend the Offer period?             BHP Billiton Lonsdale's election.
                                            WMC Resources will receive written
                                            notice of any extension.
--------------------------------------------------------------------------------
       Can I sell my shares on              Yes.
       market?
--------------------------------------------------------------------------------
       Are there any conditions to          The Offer is subject to conditions,
       the Offer?                           which are summarised in Part A and
                                            set out in full in clause 5.1 of
                                            this Bidder's Statement (page 17).

                                            BHP Billiton Lonsdale may choose to
                                            waive conditions in accordance with
                                            the Offer.
--------------------------------------------------------------------------------
       What if the conditions of            If the conditions of the Offer are
       the Offer are not satisfied?         not satisfied or waived, then the
                                            Offer will not proceed and you will
                                            continue to hold your WMC Resources
                                            Shares.

                                            BHP Billiton Lonsdale will inform
                                            you if the conditions are satisfied
                                            or waived during the Offer Period.
--------------------------------------------------------------------------------
       Further information                  If you have any questions in
                                            relation to the Offer or how to
                                            accept it, or if you have lost your
                                            Acceptance Form and require a
                                            replacement, please call the BHP
                                            Billiton Offer information line on
                                            1300 365 849 (within Australia) or
                                            + 61 3 9415 4254 (from outside
                                            Australia).  For US callers, contact

                                             PART B - ISSUES YOU SHOULD CONSIDER
--------------------------------------------------------------------------------


                                            MacKenzie Partners, Inc. at
                                            (212) 929 5500 (call collect) or
                                            (800) 322 2885 (toll free) or by
                                            email at
                                            proxy@mackenziepartners.com.

                                            Please note that, as required by the
                                            Corporations Act, calls to these
                                            numbers will be recorded.
--------------------------------------------------------------------------------

                                                        PART C - THE OFFER TERMS
--------------------------------------------------------------------------------

PART C - THE OFFER TERMS

1.   THE OFFER

1.1  OFFER FOR YOUR WMC RESOURCES SHARES

     BHP Billiton Lonsdale offers to acquire all of your WMC Resources Shares on the terms set out in this Offer.

     This Offer extends to all WMC Resources Shares that are issued during the period from the Register Date to the end of the Offer Period due to the conversion of, or exercise of rights attached to, WMC Resources Options which are on issue at the Register Date.

     If BHP Billiton Lonsdale acquires your WMC Resources Shares under this Offer, BHP Billiton Lonsdale is also entitled to any Rights attached to those WMC Resources Shares.

1.2  CONSIDERATION

     BHP Billiton Lonsdale offers A$7.85 cash for each of your WMC Resources Shares.

2.   OFFER PERIOD

     Unless withdrawn or extended under clause 8, this Offer is open during the period that begins on the date of this Offer and ends at 7:30 pm Melbourne time on 6 May 2005.

     If, within the last seven days of the Offer Period:

     (a) BHP Billiton Lonsdale varies the Offers to improve the consideration offered;

     (b) the consideration is taken to be increased under section 651A(2) of the Corporations Act because BHP Billiton Lonsdale purchases WMC Resources Shares outside the Offer for a cash price higher than the consideration offered; or

     (c) BHP Billiton Lonsdale's voting power in WMC Resources increases to more than 50 per cent,

     section 624(2) of the Corporations Act will apply to extend the Offer Period so that it ends 14 days after that event.


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3.   HOW TO ACCEPT THIS OFFER

3.1  ACCEPT FOR ALL YOUR WMC RESOURCES SHARES

     You may only accept this Offer in respect of all your WMC Resources Shares.

3.2  CHESS HOLDINGS

     If your WMC Resources Shares are in a CHESS Holding, you must either:

     (a) complete and sign the Acceptance Form in accordance with the instructions on it. Once completed and signed, you need to return the Acceptance Form together with all other documents required by the instructions on it to one of the addresses specified on the form. This will authorise BHP Billiton Lonsdale to instruct your Controlling Participant (usually, your broker) to initiate acceptance on your behalf. For return of the Acceptance Form to be an effective acceptance of the Offer, you must ensure it is received in time to give instructions to your Controlling Participant, and for your Controlling Participant to carry out those instructions, before the end of the Offer Period; or

     (b) instruct your Controlling Participant to initiate acceptance on your behalf under rule 14.14 of the ASTC Settlement Rules, so as to be effective before the end of the Offer Period.

     If you are a Participant, you must yourself initiate acceptance under rule
     14.14 of the ASTC Settlement Rules, so as to be effective before the end of the Offer Period.

3.3  ISSUER SPONSORED HOLDINGS OR UNREGISTERED HOLDINGS

     If your WMC Resources Shares are in an Issuer Sponsored Holding or if at the time of your acceptance you are entitled to be (but are not yet) registered as the holder of your WMC Resources Shares, to accept you must complete and sign the Acceptance Form in accordance with the instructions on it. Once completed and signed, you need to return the Acceptance Form together with all other documents required by the instructions on it to one of the addresses specified on the form so that they are received before the end of the Offer Period.


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3.4  FOREIGN LAWS

     This Offer is not registered in any jurisdiction outside Australia (unless an applicable foreign law treats it as registered as a result of the Bidder's Statement being lodged with ASIC). It is your sole responsibility to satisfy yourself that you are permitted by any foreign law applicable to you to accept this Offer.

4.   YOUR AGREEMENT RESULTING FROM ACCEPTANCE

4.1  EFFECT OF ACCEPTANCE FORM

     By signing and returning the Acceptance Form in accordance with clause 3:

     (a) you authorise BHP Billiton Lonsdale and each of its officers and agents to correct any errors in, or omissions from, the Acceptance Form necessary to:

          (i) make it an effective acceptance of this Offer in relation to your WMC Resources Shares which are not in a CHESS Holding; and

          (ii) enable the transfer of your WMC Resources Shares to BHP Billiton Lonsdale; and

     (b) if any of your WMC Resources Shares are in a CHESS Holding, you authorise BHP Billiton Lonsdale and each of its officers and agents to:

               (i) instruct your Controlling Participant to effect your acceptance of this Offer in respect of your WMC Resources Shares under rule 14.14 of the ASTC Settlement Rules; and

               (ii) give to your Controlling Participant on your behalf any other instructions in relation to your WMC Resources Shares which are contemplated by the sponsorship agreement between you and your Controlling Participant and are necessary or appropriate to facilitate your acceptance of this Offer.


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4.2  YOUR AGREEMENT

     By signing and returning the Acceptance Form or initiating or causing acceptance of this Offer under the ASTC Settlement Rules in accordance with clause 3:

     (a) you accept this Offer in respect of all your WMC Resources Shares registered as held by you at the date your acceptance is processed despite any difference between that number and the number of WMC Resources Shares specified in the Acceptance Form;

     (b) you represent and warrant to BHP Billiton Lonsdale that all your WMC Resources Shares will at the time of your acceptance of this Offer and of transfer to BHP Billiton Lonsdale be fully paid up and that BHP Billiton Lonsdale will acquire good title to and beneficial ownership of them free from Encumbrances;

     (c) you transfer, or consent to the transfer in accordance with the ASTC Settlement Rules of, your WMC Resources Shares to BHP Billiton Lonsdale subject to the conditions of the constitution of WMC Resources on which they were held immediately before your acceptance of this Offer (and BHP Billiton Lonsdale agrees to take those WMC Resources Shares subject to those conditions);

     (d) if and when the contract resulting from your acceptance of this Offer becomes unconditional, you irrevocably appoint BHP Billiton Lonsdale and each director of, and any nominee of, BHP Billiton Lonsdale as your attorney to:

          (i) attend and vote in respect of your WMC Resources Shares at all general meetings of WMC Resources; and

          (ii) execute all forms, notices, documents (including a document appointing a director of BHP Billiton Lonsdale as a proxy for any of your WMC Resources Shares) and resolutions relating to your WMC Resources Shares and generally to exercise all powers and rights which you have as the registered holder of your WMC Resources Shares;


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     (e)  you agree that in exercising the powers conferred by the power of attorney in clause 4.2(d), BHP Billiton Lonsdale and each of its directors and its nominee is entitled to act in the interest of BHP Billiton Lonsdale;

     (f) you agree not to attend or vote in person at any general meeting of WMC Resources or to exercise, or to purport to exercise, (in person, by proxy or otherwise) any of the powers conferred on the directors of BHP Billiton Lonsdale by clause 4.2(d);

     (g) if and when the contract resulting from your acceptance of this Offer becomes unconditional (even though BHP Billiton Lonsdale has not yet paid or provided the consideration due to you), you authorise BHP Billiton Lonsdale to transmit a message to ASTC in accordance with rule 14.17.1 of the ASTC Settlement Rules so as to enter those of your WMC Resources Shares which are in a CHESS Holding into BHP Billiton Lonsdale's Takeover Transferee Holding; and

     (h) you agree to indemnify BHP Billiton Lonsdale and each of its agents in respect of any claim or action against it or any loss, damage or liability whatsoever incurred by it as a result of you not producing your Holder Identification Number or Securityholder Reference Number or in consequence of the transfer of your WMC Resources Shares being registered by WMC Resources without production of your Holder Identification Number or Securityholder Reference Number.

4.3  POWERS OF ATTORNEY

     If the Acceptance Form is signed under power of attorney, the attorney declares that the attorney has no notice of revocation of the power and is empowered to delegate powers under the power of attorney under clause 4.1 and paragraphs (d) and (g) of clause 4.2.

4.4  VALIDATION OF OTHERWISE INEFFECTIVE ACCEPTANCES

     Except in relation to WMC Resources Shares in a CHESS Holding, BHP Billiton Lonsdale may treat the receipt by it of a signed Acceptance Form as a valid acceptance of this Offer even though it does not receive the other documents required by the instructions on the Acceptance


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     Form or there is not compliance with any one or more of the other requirements for acceptance. If BHP Billiton Lonsdale does treat such an Acceptance Form as valid, subject to clause 6, BHP Billiton Lonsdale will not be obliged to give the consideration to you until BHP Billiton Lonsdale receives all those documents and all of the requirements for acceptance referred to in clause 3.3 and in the Acceptance Form have been met.

5.   DEFEATING CONDITIONS

5.1  DEFEATING CONDITIONS OF THIS OFFER

     This Offer and the contract resulting from acceptance of this Offer are subject to the fulfilment of the following Defeating Conditions:

     (a)  MINIMUM ACCEPTANCE CONDITION

          During, or at the end of, the Offer Period the number of WMC Resources Shares in which BHP Billiton Lonsdale and its associates together have relevant interests (disregarding any relevant interest that BHP Billiton Lonsdale has merely because of the operation of section 608(3) of the Corporations Act) is at least 90 per cent of all the WMC Resources Shares (even if that number later becomes less than 90 per cent of all the WMC Resources Shares as a result of the issue of further WMC Resources Shares).

     (b)  FOREIGN INVESTMENT APPROVAL

          One of the following occurs before the end of the Offer Period:

          (i) BHP Billiton Lonsdale receives written notice issued by or on behalf of the Treasurer stating that there are no objections under the Australian government's foreign investment policy to the acquisition by BHP Billiton Lonsdale of all of the WMC Resources Shares under the Offer, such notice being unconditional;

          (ii) the expiry of the period provided under the FATA during which the Treasurer may make an order or an interim order under the FATA prohibiting the acquisition of WMC Resources Shares under the Offer, without such an order being made; or


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         (iii) if an interim order is made to prohibit the acquisition of WMC
               Resources Shares under the Offer, the subsequent period for making a final order has elapsed, without any such final order being made.

     (c)  HART-SCOTT-RODINO

          Before the end of the Offer Period, all filings required under the U.S. HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, as amended (HSR ACT) have been made and all applicable waiting periods under the HSR Act have expired or have been terminated.

     (d)  EUROPEAN UNION MERGER CONTROL

          Before the end of the Offer Period:

          (i) the European Commission has issued a decision under Article 6(1)(a) of Council Regulation (EC) 139/2004 (the MERGER REGULATION) that the acquisition of all or any of the WMC Resources Shares as a result of the Offer (ACQUISITION) does not give rise to a concentration falling within the scope of the Merger Regulation;

          (ii) the European Commission has issued a decision under Article 6(1)(b) of the Merger Regulation declaring the Acquisition compatible with the common market, or is deemed to have done so under Article 10(6) of the Merger Regulation;

          (iii) in the event of the European Commission initiating proceedings under Article 6(1)(c) of the Merger Regulation and BHP Billiton Lonsdale waiving condition 5.1(d)(ii) above, the European Commission has issued a decision under Article 8(1) or 8(2) of the Merger Regulation declaring the Acquisition compatible with the common market, or is deemed to have done so under Article 10(6) of the Merger Regulation; or

          (iv) in the event that the European Commission refers the whole or part of the Acquisition to the competent authorities of one or more Member States under Article 9(3) of the Merger Regulation:


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               (A)  each such authority has granted a clearance in respect of all those parts of the Acquisition which were referred to it, or is deemed to have granted such a clearance; and

               (B) the requirements of sub-paragraphs (d)(ii) or (d)(iii) are satisfied with respect to any part not referred to the competent authority of any Member State.

     (e)  ACCC

          Before the end of the Offer Period, BHP Billiton receives written notice from the ACCC that the ACCC does not propose to intervene in the acquisition of WMC Resources Shares under the Offer or the completion of any transaction contemplated by the Bidder's Statement, such notice being unconditional.

     (f)  APPROVALS BY PUBLIC AUTHORITIES

          Before the end of the Offer Period:

          (i) BHP Billiton Lonsdale receives all Approvals (other than those referred to in paragraphs (b) to (e)) which are required by law or by any Public Authority to permit the Offers to be made to and accepted by WMC Resources shareholders in all applicable jurisdictions; and

          (ii) BHP Billiton Lonsdale receives all Approvals (other than those referred to in paragraphs (b) to (e)) which are required by law or by any Public Authority as a result of the Offers or the successful acquisition of the WMC Resources Shares and which are necessary for the continued operation of the business of WMC Resources and its subsidiaries or of any member of the BHP Billiton Group, and, in each case, those Approvals are on an unconditional basis and remain in force in all respects and there is no notice, intimation or indication of intention to revoke, suspend, restrict, modify or not renew those Approvals.


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     (g)  NO ACTION BY PUBLIC AUTHORITY ADVERSELY AFFECTING THE OFFER

          During the period from and including the Announcement Date to the end of the Offer Period:

          (i) there is not in effect any preliminary or final decision, order or decree issued by a Public Authority;

          (ii) no action or investigation is instituted, or threatened by any Public Authority; and

         (iii) no application is made to any Public Authority (other than an application by BHP Billiton or any company within the BHP Billiton Group),

in consequence of, or in connection with, the Offer, which restrains, prohibits or impedes, or threatens to restrain, prohibit or impede, or may otherwise materially adversely impact upon, the making of the Offer or the completion of any transaction contemplated by the Bidder's Statement or the rights of BHP Billiton Lonsdale in respect of WMC Resources and the WMC Resources Shares to be acquired under the Offer or otherwise, or seeks to require the divestiture by BHP Billiton Lonsdale of any WMC Resources Shares, or the divestiture of any assets by WMC Resources or by any subsidiary of WMC Resources or by any member of the BHP Billiton Group.

     (h)  NO PRESCRIBED OCCURRENCES

          None of the following events happens during the period beginning on the date the Bidder's Statement is given to WMC Resources and ending at the end of the Offer Period:

          (i) WMC Resources converts all or any of its shares into a larger or smaller number of shares;

          (ii) WMC Resources or a subsidiary of WMC Resources resolves to reduce its share capital in any way;

          (iii) WMC Resources or a subsidiary of WMC Resources:


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                                                        PART C - THE OFFER TERMS
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               (A)  enters into a buy-back agreement; or

               (B)  resolves to approve the terms of a buy-back agreement under section 257C(1) or 257D(1) of the Corporations Act;

          (iv) WMC Resources or a subsidiary of WMC Resources issues shares (other than WMC Resources Shares issued as a result of exercise of WMC Resources Options) or grants an option over its shares, or agrees to make such an issue or grant such an option;

          (v) WMC Resources or a subsidiary of WMC Resources issues, or agrees to issue, convertible notes;

         (vi) WMC Resources or a subsidiary of WMC Resources disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

        (vii) WMC Resources or a subsidiary of WMC Resources charges, or agrees to charge, the whole, or a substantial part, of its business or property;

       (viii) WMC Resources or a subsidiary of WMC Resources resolves to be wound up;

         (ix) a liquidator or provisional liquidator of WMC Resources or of a subsidiary of WMC Resources is appointed;

          (x) a court makes an order for the winding up of WMC Resources or of a subsidiary of WMC Resources;

         (xi) an administrator of WMC Resources, or of a subsidiary of WMC Resources, is appointed under section 436A, 436B or 436C of the Corporations Act;

        (xii) WMC Resources, or a subsidiary of WMC Resources, executes a deed of company arrangement; or


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        (xiii) a receiver, or a receiver and manager, is appointed in relation to the whole, or a substantial part, of the property of WMC Resources or of a subsidiary of WMC Resources.

     (i)  NO PRESCRIBED OCCURRENCES BETWEEN THE ANNOUNCEMENT DATE AND SERVICE

          None of the events listed in sub-paragraphs (i) to (xiii) of paragraph
          (h) happens during the period beginning on the Announcement Date and ending at the end of the day before the Bidder's Statement is given to WMC Resources.

     (j) NO MATERIAL ACQUISITIONS, DISPOSALS OR CHANGES IN THE CONDUCT OF WMC RESOURCES' BUSINESS

          During the period from and including the Announcement Date to the end of the Offer Period, none of WMC Resources, or any subsidiary of WMC
          Resources:

          (i) acquires, offers to acquire or agrees to acquire one or more shares, companies or assets (or an interest in one or more shares, companies or assets) for an amount in aggregate greater than A$300 million;

          (ii) disposes, offers to dispose or agrees to dispose of its interest (in whole or in part and whether directly or indirectly) in the Olympic Dam operation, WMC Resources' nickel operation or the Corridor Sands mineral sands project (each a RELEVANT ASSET). To avoid any doubt, a disposal of, an offer to dispose or an agreement to dispose of one or more shares or interests in a company or entity which owns an interest in a Relevant Asset is taken to be a disposal of, an offer to dispose or an agreement to dispose of (as the case may be) an interest in the Relevant Asset;

         (iii) enters into or offers to enter into any joint venture, asset or profit sharing, partnership, merger of businesses (including through a dual listed companies structure) or of corporate entities, in respect of any Relevant Asset;

          (iv) other than in the ordinary course of business, incurs, commits to or brings forward the time for incurring or committing, or grants to another person a


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               right the exercise of which would involve WMC Resources or any subsidiary of WMC Resources incurring or committing to, any capital expenditure or liability, or foregoes any revenue, for one or more related items or amounts of greater than A$50 million; or

          (v) discloses (without having disclosed to ASX prior to the Announcement Date) the existence of any matter described in sub-paragraphs (i) to (iv) above, or announces an intention or proposal to do anything described in sub-paragraphs (i) to (iv) above.

          For the avoidance of doubt, a reference in this paragraph (j), to:

          (A) the Olympic Dam operation is a reference to the Olympic Dam minerals processing operation (which produces copper, uranium oxide, gold and silver), and the mine and assets used in connection with that operation including all land holdings and assets in and around the township of Roxby Downs, of WMC Resources (or any subsidiary of it);

          (B) WMC Resources' nickel operation is a reference to the nickel business carried on by the WMC Resources Group including the:

               (I)  mines and concentrators at Leinster and Mount Keith;

               (II) concentrator at Kambalda; (III) smelter at Kalgoorlie;

               (IV) refinery at Kwinana; and

               (V)  other nickel related projects,

               of WMC Resources (or any subsidiary of it).

     (k)  NON-EXISTENCE OF CERTAIN RIGHTS

          No person (other than a member of the BHP Billiton Group) has or will have any right (whether subject to conditions or not) as a result of BHP Billiton Lonsdale acquiring WMC Resources Shares to:


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                                                        PART C - THE OFFER TERMS
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          (i)  acquire, or require the disposal of, or require WMC Resources or a subsidiary of WMC Resources to offer to dispose of, any material asset of WMC Resources or a subsidiary of WMC Resources; or

          (ii) terminate, or vary the terms or performance of, any material agreement with WMC Resources or a subsidiary of WMC Resources.

     (l)  NO MATERIAL ADVERSE CHANGE

          During the period from and including the Announcement Date to the end of the Offer Period:

          (i)  there is no occurrence or matter, including (without limitation):

               (A) any change in the status or terms of arrangements entered into with WMC Resources or any of its subsidiaries or the status or terms of any Approvals which are applicable to WMC Resources or any of its subsidiaries (whether or not wholly or partly attributable to the making of the Offer, and/or the acquisition of WMC Resources Shares under the Offer),

               (B) any change in the 30 day moving average spot price for any commodity on any market, as expressed in Australian dollars;

               (C)  any liability for duty or tax;

               (D) any liability resulting from a change of control of WMC Resources; or

               (E)  any change in the law (whether retrospective or not),

               that (individually or together with others) has or could reasonably be expected to have a materially adverse effect on the assets, liabilities, financial or trading position, profitability, production or prospects of WMC Resources and its subsidiaries taken as a whole; and


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                                                        PART C - THE OFFER TERMS
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          (ii) no occurrence or matter, as described in sub-paragraph (l)(i), which occurred before the Announcement Date but was not apparent from publicly available information before then, becomes public.

     (m)  S&P/ASX 200 INDEX

          During the period from and including the Announcement Date to the end of the Offer Period, the S&P/ASX 200 Index does not fall below 3,500 on any trading day.

5.2  SEPARATE DEFEATING CONDITIONS FOR THE BENEFIT OF BHP BILLITON LONSDALE

     Each of paragraphs 5.1(b) and 5.1(d) and each other paragraph and each sub-paragraph of each other paragraph of clause 5.1:

     (a)  is and must be construed as a separate Defeating Condition; and

     (b) subject to the Corporations Act, operates as a Defeating Condition only for the benefit of BHP Billiton Lonsdale and any breach or non-fulfilment of such condition may be relied upon only by BHP Billiton Lonsdale which may, subject to clause 5.4, waive (generally or in respect of a particular event) the breach or non-fulfilment of that condition.

5.3  NATURE OF DEFEATING CONDITIONS

     None of the Defeating Conditions prevents a contract to sell your WMC Resources Shares resulting from your acceptance of this Offer but:

     (a) the Defeating Condition in clause 5.1(b) is a condition precedent to the provisions of that contract relating to BHP Billiton Lonsdale acquiring an interest in your WMC Resources Shares becoming binding;

     (b) breach of any of the Defeating Conditions entitles BHP Billiton Lonsdale to rescind that contract by notice to you; and

     (c) non fulfilment of any of the Defeating Conditions at the end of the Offer Period will have the consequences set out in clause 5.6.


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5.4  NOTICE DECLARING OFFERS FREE OF DEFEATING CONDITIONS

     (a) Subject to the Corporations Act, BHP Billiton Lonsdale may declare this Offer and any contract resulting from acceptance of this Offer free from any of the Defeating Conditions by giving written notice to WMC Resources:

          (i) in the case of the Defeating Conditions in clause 5.1(h), not later than three Business Days after the end of the Offer Period; and

          (ii) in the case of all other Defeating Conditions, not less than seven days before the last day of the Offer Period.

     (b) BHP Billiton Lonsdale is entitled to declare this Offer and any contract resulting from acceptance of this Offer free from the Defeating Condition in clause 5.1(b) provided such declaration does not result in a contravention of the FATA.

5.5  NOTICE PUBLICATION DATE

     The date for giving the notice on the status of the Defeating Conditions is 28 April 2005 (subject to extension in accordance with the Corporations Act if the Offer Period is extended under the Corporations Act).

5.6  CONTRACT VOID IF DEFEATING CONDITIONS NOT FULFILLED

     Your acceptance or the contract resulting from your acceptance of this Offer is void if:

     (a) at the end of the Offer Period any of the Defeating Conditions in clause 5.1 is not fulfilled; and

     (b) BHP Billiton Lonsdale has not declared this Offer and any contract resulting from the acceptance of it free of that Defeating Condition in accordance with clause 5.4.

6.   PAYMENT OF CONSIDERATION

6.1  WHEN YOU WILL RECEIVE PAYMENT

     Subject to this clause 6, if you accept this Offer BHP Billiton Lonsdale will pay you the consideration for your WMC Resources Shares on or before the earlier of:


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     (a)  the day one month after you accept this Offer or, if this Offer is subject to a Defeating Condition when accepted, one month after the contract resulting from your acceptance becomes unconditional; and

     (b)  the day 21 days after the end of the Offer Period.

6.2  ACCEPTANCE FORM REQUIRES ADDITIONAL DOCUMENTS

     Where documents are required to be given to BHP Billiton Lonsdale with your acceptance to enable BHP Billiton Lonsdale to become the holder of your WMC Resources Shares (such as a power of attorney):

     (a) if the documents are given with your acceptance, BHP Billiton Lonsdale will pay you in accordance with clause 6.1;

     (b) if the documents are given after your acceptance and before the end of the Offer Period while the Offer is subject to a Defeating Condition, BHP Billiton Lonsdale will pay you the consideration by the end of whichever of the following periods ends first:

          (i) one month after the contract resulting from your acceptance becomes unconditional; and

          (ii) 21 days after the end of the Offer Period;

     (c) if the documents are given after your acceptance and before the end of the Offer Period while the Offer is no longer subject to a Defeating Condition, BHP Billiton Lonsdale will pay you the consideration by the end of whichever of the following periods ends first:

          (i)  one month after BHP Billiton Lonsdale is given the documents; and

          (ii) 21 days after the end of the Offer Period; or

     (d) if the documents are given after the end of the Offer Period, BHP Billiton Lonsdale will pay you the consideration within 21 days after the documents are given. However, if at the time BHP Billiton Lonsdale is given the documents the contract


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          resulting from acceptance of the Offer is still subject to a Defeating
          Condition in clause 5.1(h), BHP Billiton Lonsdale will pay you the consideration within 21 days after the contract becomes unconditional.

6.3  BHP BILLITON LONSDALE MAY SET OFF SHARE SCHEME DEBTS

     If you owe a debt to WMC Resources, or any of its subsidiaries, under the terms of an employee or director incentive scheme (including, but not limited to, an Employee Share Scheme), BHP Billiton Lonsdale may satisfy its obligations by paying as much of the consideration as is required to discharge that debt to WMC Resources (or the other person to whom it is owed) and paying you any remaining consideration.

6.4  DELIVERY OF CONSIDERATION

     Subject to the Corporations Act, BHP Billiton Lonsdale will send cheques for the cash payment due to you at your risk by pre-paid ordinary mail, or in the case of an address outside Australia by airmail, to the address shown in the Acceptance Form.

6.5  RETURN OF DOCUMENTS

     If this Offer does not become unconditional or any contract arising from this Offer is rescinded by BHP Billiton Lonsdale on the grounds of a breach of a condition of that contract, BHP Billiton Lonsdale will return by post to you at the address shown on the Acceptance Form any Acceptance Form and any other documents sent with it by you.

6.6  RIGHTS

     If BHP Billiton Lonsdale becomes entitled to any Rights as a result of your acceptance of this Offer, it may require you to give to BHP Billiton Lonsdale all documents necessary to vest title to those Rights in BHP Billiton Lonsdale. If you do not give those documents to BHP Billiton Lonsdale, or if you have received or are entitled to receive (or any previous holder of your WMC Resources Shares has received or is entitled to receive) the benefit of those Rights, BHP Billiton Lonsdale may deduct the amount (or value as reasonably assessed by BHP Billiton Lonsdale) of such Rights from any consideration otherwise payable to you. If BHP Billiton Lonsdale does not, or cannot, make such a deduction, you must pay that amount to BHP Billiton Lonsdale.


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6.7  NON AUSTRALIAN RESIDENTS

     If, at the time of acceptance of this Offer, any authority or clearance of the Reserve Bank of Australia or of the Australian Taxation Office is required for you to receive any consideration under this Offer or you are a resident in or a resident of a place to which, or you are a person to whom:

     (i)  the BANKING (FOREIGN EXCHANGE) REGULATIONS 1959 (Cth);

     (ii) the CHARTER OF THE UNITED NATIONS (TERRORISM AND DEALING WITH ASSETS) REGULATIONS 2002 (Cth);

    (iii) the CHARTER OF THE UNITED NATIONS (SANCTIONS - AFGHANISTAN) REGULATIONS 2001 (Cth);

     (iv) the IRAQ (RECONSTRUCTION AND REPEAL OF SANCTIONS) REGULATIONS 2003
          (Cth); or

     (v) any other law of Australia that would make it unlawful for BHP Billiton Lonsdale to provide consideration for your WMC Resources Shares,

     applies, then acceptance of this Offer will not create or transfer to you any right (contractual or contingent) to receive the consideration specified in this Offer unless and until all requisite authorities or clearances have been obtained by BHP Billiton Lonsdale. See clause 20.11 of this Bidder's Statement for information as to whether this restriction applies to you.

6.8  COSTS AND STAMP DUTY

     BHP Billiton Lonsdale will pay all costs and expenses of the preparation and circulation of the Offers and any stamp duty payable on the transfer of any WMC Resources Shares to BHP Billiton Lonsdale.


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7.   OFFEREES

7.1  REGISTERED HOLDERS

     BHP Billiton Lonsdale is making an offer in the form of this Offer to:

     (a) each holder of WMC Resources Shares on WMC Resources' register of members on the Register Date; and

     (b) each holder of WMC Resources Shares during the Offer Period that were issued:

          (i)  after the Register Date; and

          (ii) as a result of the conversion of, or exercise of rights attached to, WMC Resources Options on WMC Resources' register of optionholders on the Register Date.

         Accordingly, the Offers and copies of this Bidder's Statement will be sent to holders of WMC Resources Shares and WMC Resources Options on the Register Date.

7.2  TRANSFEREES

     This Offer extends to any person who is able during the Offer Period to give good title to a parcel of your WMC Resources Shares. That person may accept as if an Offer on terms identical to this Offer had been made to them for those WMC Resources Shares.

7.3  TRUSTEES AND NOMINEES

     If during the Offer Period and before you accept this Offer your WMC Resources Shares consist of two or more separate parcels within the meaning of section 653B of the Corporations Act (for example, because you are a trustee or nominee for several distinct beneficial owners), section 653B of the Corporations Act will apply so that:

     (a) BHP Billiton Lonsdale is taken to have made a separate Offer to you for each separate parcel of WMC Resources Shares; and


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     (b)  acceptance by you of the Offer for any distinct parcel of WMC
          Resources Shares is ineffective unless:

          (i)  you give BHP Billiton Lonsdale notice in accordance with clause
               7.4 stating that your WMC Resources Shares consist of separate parcels; and

          (ii) your acceptance specifies the number of WMC Resources Shares in each separate parcel to which the acceptance relates.

7.4  NOTICES BY TRUSTEES AND NOMINEES

     The notice required under clause 7.3(b)(i):

     (a) if it relates to WMC Resources Shares not in a CHESS Holding, must be in writing; or

     (b) if it relates to WMC Resources Shares in a CHESS Holding, must be in an electronic form approved by the ASTC Settlement Rules for the purposes of Part 6.8 of the Corporations Act.

8.   VARIATION AND WITHDRAWAL OF OFFER

8.1  VARIATION

     BHP Billiton Lonsdale may vary this Offer in accordance with the Corporations Act.

8.2  WITHDRAWAL

     BHP Billiton Lonsdale may withdraw this Offer with the written consent of ASIC and subject to the conditions (if any) which apply to that consent.

9.   GOVERNING LAW

     This Offer and any contract resulting from acceptance of it is governed by the law in force in Victoria.


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PART D - INFORMATION ABOUT BHP BILLITON LONSDALE AND THE BHP BILLITON GROUP

10.  BIDDER

10.1 OFFERS

     BHP Billiton Lonsdale will make Offers constituting a takeover bid for WMC Resources Shares. 10.2 BHP BILLITON LONSDALE

     BHP Billiton Lonsdale is a member of the BHP Billiton Group and a wholly-owned subsidiary of BHP Billiton Limited.

     The directors of BHP Billiton Lonsdale are:

     CHARLES GOODYEAR

     Charles is Chief Executive Officer and Executive Director of the BHP Billiton Group.

     Charles joined the BHP Billiton Group as Chief Financial Officer in 1999. He was appointed to the Boards of BHP Billiton Limited and BHP Billiton Plc in November 2001 and as Chief Executive Officer in January 2003. He previously held the position of Chief Development Officer. He is a former President of Goodyear Capital Corporation and former Executive Vice President and Chief Financial Officer of Freeport-McMoRan Inc, and has extensive financial, corporate restructuring and merger and acquisition experience.

     JOHN FAST

     John is Chief Legal Counsel and Head of External Affairs of the BHP Billiton Group.

     John joined the BHP Billiton Group as Vice President and Chief Legal Counsel in December 1999, and was appointed Head of Asset Protection in July 2001 and Head of External Affairs (Government and Community Relations) in January 2003. He is a Director of the Medical Research Foundation for Women and Babies (Australia); Chairman of the Rotary Indigenous Australian Tertiary Scholarship Advisory Board; a


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--------------------------------------------------------------------------------


     member of the Takeovers Panel; a member of the Strategic Advisory Board to The University of Melbourne Law School's Graduate Program; an Associate of the Securities Institute of Australia and a member of the Markets Policy Group of that Institute; a member of the Law Council of Australia; a member of the Law Institute of Victoria; a member of the General Counsel 100 (based in UK); and a member of the Corporate Counsel Advisory Committee of the Metropolitan Corporate Counsel (based in the USA). Before joining BHP Billiton, he was the Senior Commercial Partner at the law firm Arnold Bloch Leibler.

     CHRIS LYNCH

     Chris is Chief Financial Officer of the BHP Billiton Group.

     Chris joined BHP Limited in 2000 as Chief Financial Officer of the Minerals Group and was appointed Chief Financial Officer for the merged BHP Billiton Group in September 2001. He was previously Vice President and Chief Information Officer for Alcoa Inc. based in Pittsburgh, USA, and Chief Financial Officer, Alcoa Europe located in Lausanne, Switzerland. He was also Managing Director KAAL Australia Ltd, a joint venture company formed by Alcoa Inc. and Kobe Steel, Manager Financial Risk and Treasury Operations for Alcoa Inc. in Pittsburgh, USA, and Corporate Accounting Manager at Alcoa of Australia Ltd.

     MARIUS KLOPPERS

     Marius is Chief Commercial Officer of the BHP Billiton Group.

     Marius joined the BHP Billiton Group in 1993 and was appointed Chief Commercial Officer in December 2003. He was previously Chief Marketing Officer, Group Executive of Billiton Plc, Chief Executive of Samancor Manganese, and held various positions at Billiton Aluminium, amongst them Chief Operating Officer and General Manager of Hillside Aluminium.


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11.  THE BHP BILLITON GROUP

11.1 OVERVIEW OF THE BHP BILLITON GROUP

     The BHP Billiton Group was created through the Dual Listed Companies (DLC) merger on 29 June 2001 of BHP Limited (now BHP Billiton Limited) and Billiton Plc (now BHP Billiton Plc). BHP Billiton Limited and BHP Billiton Plc continue to exist as separate companies but operate on a combined basis and are run by a unified management team. Shareholders in each company have equivalent economic and voting rights in the BHP Billiton Group as a whole. The global headquarters of the BHP Billiton Group are located in Melbourne, Australia. The DLC structure maintains pre-existing primary listings on ASX (through BHP Billiton Limited) and the London Stock Exchange (through BHP Billiton Plc) along with a secondary listing on the Johannesburg Stock Exchange (through BHP Billiton Plc) and ADR listings on the New York Stock Exchange.

     The BHP Billiton Group is the world's largest diversified resources group. It holds industry leader or near industry leader positions in major commodity businesses including aluminium, energy coal and metallurgical coal, copper, ferro-alloys, iron ore, silver, lead and titanium minerals, and has substantial interests in oil, gas, liquefied natural gas, nickel, diamonds and zinc. The BHP Billiton Group has created twin marketing hubs, in Singapore and The Hague, to ensure innovative customer solutions and superior customer service. BHP Billiton has 35,000 employees working in more than 100 operations in approximately 20 countries.

11.2 WHERE TO FIND FURTHER INFORMATION ON THE BHP BILLITON GROUP

     Further information about the BHP Billiton Group can be found at www.bhpbilliton.com.

     In addition, information on the BHP Billiton Group can be found on ASX's website at www.asx.com.au.

12.  REASONS FOR THE ACQUISITION

     BHP Billiton expects that the acquisition of WMC Resources will provide a number of benefits. These include the following:



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--------------------------------------------------------------------------------


     o WMC Resources' nickel business comprises an outstanding set of assets, in terms of operating capability, country risk, scale and environmental standards, which will complement BHP Billiton's existing nickel business. The combined business will have a range of operations, products and technologies that will provide a robust and flexible platform for further growth.

     o BHP Billiton will have operating control of two of the world's four largest copper deposits. BHP Billiton's track record in developing and operating Escondida, the world's largest copper mine, ideally equips it to maximise the value of the large, long-life Olympic Dam resource base. Olympic Dam is the world's fourth largest copper resource and one of the world's 10 largest gold deposits.

     o The acquisition of WMC Resources will establish BHP Billiton as a major producer of uranium with the largest resource base in the world. Uranium is an important energy source in an increasingly energy intensive world. Not only is this valuable on a stand-alone basis but it complements BHP Billiton's existing energy portfolio of oil, gas and coal.

     o The inclusion of WMC Resources' businesses and opportunities in BHP Billiton's portfolio enhances its options to develop the production necessary to supply raw materials to high growth markets in the decades ahead.

     o BHP Billiton is best placed to maximise synergies in the nickel and copper business, marketing and other corporate functions. BHP Billiton will eliminate duplicate functions by using the proven systems and processes that were successfully used following the BHP Billiton merger in 2001. The annual corporate cost efficiencies are estimated to total A$115 million (US$91 million), with a one-time cost of A$120 million (US$95 million).


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PART E - AUSTRALIAN TAX CONSEQUENCES

13.  AUSTRALIAN TAX IMPLICATIONS FOR WMC RESOURCES SHAREHOLDERS

     The following is a general description of the Australian income and capital gains tax consequences for shareholders on disposing of their WMC Resources Shares, in return for cash consideration. The comments set out below are relevant to WMC Resources shareholders who hold their WMC Resources Shares as capital assets for the purpose of investment and who do not (and would not) hold those shares in connection with the conduct of a business or under an Employee Share Scheme. These comments relate to WMC Resources Shares, and not to options or other rights held over WMC Resources Shares.

     Certain WMC Resources shareholders, such as those engaged in a business of trading or investment, those who acquired their WMC Resources Shares for the purpose of resale at a profit or those which are banks, insurance companies or superannuation funds, will or may be subject to special or different tax consequences peculiar to their circumstances. WMC Resources shareholders who are not resident in Australia for tax purposes should also take into account the tax consequences, under the laws of their country of residence, as well as under Australian law.

     The following is based upon taxation law and practice in effect at the date of this Bidder's Statement. It is not intended to be an authoritative or complete analysis of the taxation laws of Australia, as they apply to the specific circumstances of any particular shareholder.

     Each shareholder is advised to seek independent professional advice regarding the Australian tax consequences of disposing of their WMC Resources Shares according to their own particular circumstances.


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                                            PART E - AUSTRALIAN TAX CONSEQUENCES
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14.  SHAREHOLDERS WHO ARE AUSTRALIAN RESIDENTS

     The disposal of WMC Resources Shares which were acquired or are deemed to have been acquired on or after 20 September 1985 and which are held on capital account, will generally have Australian capital gains tax (CGT) implications. The disposal of such WMC Resources Shares pursuant to the Offer will constitute a CGT event for CGT purposes. The time of the CGT event will be the time at which the condition in clause 5.1(b) is satisfied, unless that condition is satisfied before your acceptance of the Offer in which case the time of the CGT event will be the time you accept the Offer. The latest of these times is referred to below as "EFFECTIVE ACCEPTANCE".

     The CGT implications of a disposal of WMC Resources Shares pursuant to the acceptance of the Offer will depend upon a number of factors, including whether the WMC Resources Shares were acquired by shareholders under the Demerger and, if so, whether or not shareholders choose or have chosen CGT rollover relief in respect of the WMC Resources Shares they acquired as a result of the Demerger (CGT DEMERGER RELIEF).

     (a) WMC RESOURCES SHARES ACQUIRED UNDER THE DEMERGER - CGT DEMERGER RELIEF CHOSEN

          If a shareholder chooses or has chosen CGT Demerger Relief in respect of WMC Resources Shares acquired under the Demerger:

          (i)  the shareholder is taken to have acquired WMC Resources Shares:

               (A) before 20 September 1985, if the WMC Resources Parent Shares to which the WMC Resources Shares are attributable were acquired or deemed to be acquired before 20 September 1985; and

               (B) on or after 20 September 1985, if the WMC Resources Parent Shares to which the WMC Resources Shares are attributable were acquired on or after 20 September 1985;

               (ii) the cost base for CGT purposes of the WMC Resources Shares is a reasonable proportion of the cost base of the WMC Resources Parent Shares held before the Demerger. WMC Resources shareholders must base their


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                    apportionment on the actual market values of WMC Resources
                    Parent Shares and WMC Resources Shares just after the Demerger, or an anticipated reasonable approximation of those market values.

               This is consistent with the Australian Tax Office's public ruling in relation to the demerger of the WMC Resources Parent Shares, Class Ruling CR 2002/81, issued on 13 November 2002 as amended by addenda dated 4 December 2002 and 12 December 2002.

               PRE-CGT SHAREHOLDINGS

               There should be no CGT implications arising on disposal of the WMC Resources Shares, where the WMC Resources Shares are held on capital account and deemed to have been acquired before 20 September 1985.

               POST-CGT SHAREHOLDINGS

               For WMC Resources Shares acquired under the Demerger that are attributable to WMC Resources Parent Shares acquired on or after 20 September 1985, a capital gain or loss will arise depending on the difference between:

               o    the value of the capital proceeds (the cash received); and

               o the cost base, indexed cost base or reduced cost base of the WMC Resources Shares, worked out in accordance with the above basis of apportionment.

               CALCULATING THE CAPITAL GAIN OR LOSS ON WMC RESOURCES SHARES ACQUIRED UNDER THE DEMERGER

               The method of calculating the capital gain or loss depends on whether the shareholder is an individual, company, trust or superannuation fund, the period of time the WMC Resources Shares have been held (or are deemed to have been held (see below)), and when the shareholder originally acquired the WMC Resources Parent Shares (as WMC Limited shares) to which WMC Resources Shares acquired under the Demerger are attributable (RELEVANT WMC RESOURCES PARENT SHARES).


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               If the relevant WMC Resources Parent Shares were acquired before
               21 September 1999 (but on or after 20 September 1985), the shareholder can choose to index the cost base of WMC Resources Shares acquired under the Demerger attributable to them. Indexation is calculated by reference to changes in the Consumer Price Index from the calendar quarter in which the WMC Resources Parent Shares were acquired until the calendar quarter ended 30 September 1999.

               Relevant shareholders who acquired WMC Resources Parent Shares on or after 21 September 1999, or who acquired WMC Resources Parent Shares before 21 September 1999 (but on or after 20 September
               1985) and did not choose to index the cost base in the manner described above, may claim a CGT discount in calculating the amount of the capital gain, in the circumstances described below. Subject to the special provisions which apply to listed investment companies (and which are not described in this section), companies are not entitled to this CGT discount.

               An individual, trustee of a trust or complying superannuation entity may choose to claim a CGT discount if the shareholder has held or is deemed to have held the WMC Resources Shares for a least 12 months. In determining whether a shareholder has held WMC Resources Shares acquired under the Demerger for at least 12 months, where the CGT Demerger Relief is or has been chosen, the shares will be deemed to have been acquired by the shareholder at the time when the relevant WMC Resources Parent Shares were acquired (as WMC Limited shares).

               Where a shareholder is an individual, trust or complying superannuation fund that is deemed to have held WMC Resources Shares for 12 months or longer at the time of Effective Acceptance, the discount capital gain provisions should apply. This means that:

               o if the shareholder is an individual, only one-half of the capital gain (without any allowance for indexation for inflation in the cost base of the WMC Resources Shares) will be taxable; or


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               o    if the shareholder is a complying superannuation fund, only two-thirds of the capital gain (without any allowance for indexation for inflation in the cost base of the WMC Resources Shares) will be taxable.

               The methodology for trusts is more complex and has not been described in this section. Trustees should obtain specific tax advice in this regard.

               Any available capital loss of the shareholder will be applied to reduce the realised nominal gain before multiplying the resulting net amount by one-half or two-thirds (as the case may be) to calculate the discounted capital gain that is assessable.

               A capital loss may be used to offset capital gains derived in the same or subsequent years of income (subject to satisfying certain conditions), but cannot be offset against ordinary income, and cannot be carried back to offset capital gains arising in earlier income years.

     (b) WMC RESOURCES SHARES ACQUIRED UNDER THE DEMERGER - CGT DEMERGER RELIEF NOT CHOSEN

          A shareholder who acquired WMC Resources Shares under the Demerger but who does not choose or has not chosen CGT Demerger Relief will be treated as having acquired the WMC Resources Shares as at the date of the Demerger.

          To the extent that the shareholder acquired the relevant WMC Resources Parent Shares before 20 September 1985, the WMC Resources Shares are treated as having been acquired for their market value as at the date of the Demerger.

          To the extent that the shareholder acquired the relevant WMC Resources Parent Shares on or after 20 September 1985, the cost base for CGT purposes of the WMC Resources Shares is a reasonable proportion of the cost base of the WMC Resources Parent Shares held before the Demerger. WMC Resources shareholders must base their apportionment on the actual market values of WMC Resources Parent Shares and WMC Resources Shares just after the Demerger, or an anticipated reasonable approximation of those market values.


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          This is consistent with the Australian Tax Office's public ruling in relation to the demerger of the WMC Resources Parent Shares, Class Ruling CR 2002/81, issued on 13 November 2002 as amended by addenda dated 4 December 2002 and 12 December 2002.

          Where a shareholder who is an individual, trust or complying superannuation fund acquired the WMC Resources Shares under the Demerger and has held the WMC Resources Shares for 12 months or longer at the time of Effective Acceptance but who does not choose or has not chosen CGT Demerger Relief, the discount capital gain provisions should apply. This means that:

          (i) if the shareholder is an individual or trust, only one-half of the capital gain (without any allowance for indexation for inflation in the cost base of the WMC Resources Shares) will be taxable; or

          (ii) if the shareholder is a complying superannuation fund, only two-thirds of the capital gain (without any allowance for indexation for inflation in the cost base of the WMC Resources Shares) will be taxable.

          Any available capital loss of the shareholder will be applied to reduce the realised nominal gain before multiplying the resulting net amount by one-half or two-thirds (as the case may be) to calculate the discounted capital gain that is assessable.

          If the WMC Resources Shares acquired under the Demerger are owned by another category of shareholder (for example, a company), the discount capital gain method is not available. A capital gain on the WMC Resources Shares, being any excess of the value of the capital proceeds over the unindexed cost base of the WMC Resources Shares, will be assessable in full.

     (c)  WMC RESOURCES SHARES ACQUIRED SINCE THE DEMERGER

          For a shareholder who acquired WMC Resources Shares since the Demerger (and has not held the shares for at least 12 months at the time of Effective Acceptance), a capital gain on the WMC Resources Shares (being any excess of the value of the capital proceeds over the cost base of the WMC Resources Shares) will be assessable in full.


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          Where a shareholder who is an individual, trust or complying superannuation fund has held the WMC Resources Shares for 12 months or longer at the time of Effective Acceptance, the discount capital gain provisions should apply. This means that:

          (i) if the shareholder is an individual or trust, only one-half of the capital gain (without any allowance for indexation for inflation in the cost base of the WMC Resources Shares) will be taxable; or

          (ii) if the shareholder is a complying superannuation fund, only two-thirds of the capital gain (without any allowance for indexation for inflation in the cost base of the WMC Resources Shares) will be taxable.

          Any available capital loss of the shareholder will be applied to reduce the realised nominal gain before multiplying the resulting net amount by one-half or two-thirds (as applicable) to calculate the discounted capital gain that is assessable.

          If the WMC Resources Shares are owned by another category of shareholder (for example, a company), the discount capital gain method is not available. A capital gain on the WMC Resources Shares, being any excess of the value of the capital proceeds over the unindexed cost base of the WMC Resources Shares, will be assessable in full.


15.  SHAREHOLDERS WHO ARE NOT AUSTRALIAN RESIDENTS

     A shareholder who is a non-resident of Australia and holds the WMC Resources Shares on capital account will not have a taxable capital gain in Australia if that shareholder (together with any associates) has not, at any time during the 5 years immediately preceding the disposal, owned 10 per cent or more of the issued share capital in WMC Resources. If this requirement is not satisfied, then Australian CGT will be applicable.

16.  GST

     On the basis of current GST law, the disposal of WMC Resources Shares pursuant to the Offer would not be subject to GST, with the exception of GST payable on any brokerage


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--------------------------------------------------------------------------------


     charged by your Controlling Participant for carrying out your instructions under clause 3.2 of this Bidder's Statement.





                                                                              43
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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


PART F - ADDITIONAL INFORMATION

17.  BIDDER'S INTENTIONS

17.1 INTRODUCTION

     This clause 17 sets out BHP Billiton's intentions in respect of the businesses, assets and employees of WMC Resources on the basis of facts and information concerning WMC Resources which are known to it as at the date of this document. BHP Billiton Lonsdale's intentions are identical to the intentions of BHP Billiton as set out in this clause.


17.2 ACQUISITION OF OUTSTANDING WMC RESOURCES SHARES AND WMC RESOURCES OPTIONS

     If, as a result of the Offers, BHP Billiton Lonsdale becomes entitled to acquire outstanding WMC Resources Shares compulsorily under Part 6A.1 of the Corporations Act, BHP Billiton Lonsdale presently intends to proceed with compulsory acquisition of those WMC Resources Shares and also any WMC Resources Shares which come into existence within the period of six weeks after BHP Billiton Lonsdale gives the compulsory acquisition notice (referred to in section 661B(1) of the Corporations Act) due to the exercise of WMC Resources Options. BHP Billiton Lonsdale then intends to procure that WMC Resources is removed from the Official List of ASX.

     If, as a result of the Offers, BHP Billiton Lonsdale becomes entitled to acquire compulsorily any WMC Resources Shares which come into existence after the period of six weeks after BHP Billiton Lonsdale gives the compulsory acquisition notice due to the exercise of WMC Resources Options under Part 6A.2 of the Corporations Act, BHP Billiton Lonsdale presently intends to proceed with the compulsory acquisitions of those WMC Resources Shares.

     BHP Billiton intends to seek to acquire outstanding WMC Resources Options, or to have WMC Resources procure the cancellation of the outstanding WMC Resources Options, at a price equal to the value of the underlying WMC Resources Shares at the price offered under the Offers, less the exercise price for those options.

     If, as a result of the Offers, BHP Billiton Lonsdale then becomes entitled to acquire any outstanding WMC Resources Options compulsorily under Part 6A.2 of the Corporations


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                                                PART F - ADDITIONAL INFORMATION
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     Act, BHP Billiton Lonsdale presently intends to proceed with the compulsory acquisition of those WMC Resources Options.

17.3 INTENTIONS FOR WMC RESOURCES AS A WHOLLY OWNED SUBSIDIARY

     The intentions of BHP Billiton, if WMC Resources becomes a wholly owned subsidiary, are set out in this clause 17.3.

     (a)  STRATEGIC REVIEW

          BHP Billiton intends to conduct a detailed review of WMC Resources' assets and operations to evaluate their performance, prospects and strategic relevance to BHP Billiton and seek to identify ways in which BHP Billiton can use its extensive resources and expertise to develop further WMC Resources' businesses.

     (b)  CORPORATE AND HEAD OFFICE FUNCTIONS

          BHP Billiton intends to:

          (i) seek the resignation of the existing directors of WMC Resources and appoint nominees of BHP Billiton in their place;

          (ii) consolidate WMC Resources' corporate head office functions with those of BHP Billiton and close WMC Resources' corporate offices; and

         (iii) review opportunities to consolidate those offices principally supporting WMC Resources' operations and marketing activities with those of the relevant BHP Billiton Customer Sector Group
               (CSG). BHP Billiton will close those WMC Resources offices where the relevant services can be provided more efficiently using its existing resources.

     (c)  INTEGRATION OF WMC RESOURCES OPERATIONS

          In addition to the general evaluation and review process described above, BHP Billiton intends to pursue efficiencies which may be available to the WMC Resources operations as part of the BHP Billiton Group. These include:


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                                                PART F - ADDITIONAL INFORMATION
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          (i)  sharing of infrastructure and technical, operational and project management expertise;

          (ii) seeking to renegotiate contracts for the supply of goods and services to the WMC Resources group to take advantage of BHP Billiton Group global procurement activities;

         (iii) consolidating WMC Resources' financing arrangements with those of BHP Billiton; and

          (iv) marketing WMC Resources products through BHP Billiton's customer focused marketing platform.

          Subject to BHP Billiton's strategic review of WMC Resources described above and the comments below, BHP Billiton intends to integrate WMC Resources' business units into BHP Billiton to the extent set out below and otherwise intends to continue to operate the WMC Resources businesses as they are currently conducted.

          NICKEL

          WMC Resources' nickel operations will become part of the Stainless Steel Materials CSG that primarily services the stainless steel industry, supplying nickel and ferrochrome products. BHP Billiton intends to pursue opportunities for WMC Resources' nickel operations to share infrastructure and expertise with BHP Billiton's Ravensthorpe project in Western Australia.

          Most of the administrative and managerial functions of BHP Billiton's nickel operations are conducted from offices in Brisbane. WMC Resources' nickel operations are managed from Perth. These activities will be combined in a single office, the location of which will depend on the outcome of BHP Billiton's evaluation and review process.

          OLYMPIC DAM

          Olympic Dam will become part of the Base Metals CSG that provides base metal concentrates to customer smelters and copper cathodes to rod and brass mills and


                                       46
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                                                PART F - ADDITIONAL INFORMATION
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          casting plants. The Base Metals CSG will evaluate the feasibility of a possible expansion of Olympic Dam into a combined open pit and underground operation.

          FERTILISER

          WMC Resources' fertiliser operation will be reviewed to consider whether the business should be retained or divested. Subject to the outcome of BHP Billiton's review of the fertiliser operations, the present expectation is that this business will probably be sold.

          CORRIDOR SANDS

          The Corridor Sands mineral sands project in Mozambique will become part of the Diamonds and Specialty Products CSG that includes BHP Billiton's 50 per cent interest in Richards Bay Minerals, a heavy mineral sands mine and smelter.

          EXPLORATION

          It is expected that WMC Resources' exploration programme will be combined with BHP Billiton's. This process will involve a review by BHP Billiton of the prospectivity of WMC Resources' exploration properties in the context of opportunities currently available to BHP Billiton to determine which should be developed further and which should be curtailed or divested.

          (d)  EMPLOYEES

          BHP Billiton expects that the rationalisation of WMC Resources' corporate head office functions will result in a substantial number of the employees currently required to support those functions being made redundant in compliance with all applicable regulatory requirements and their contractual rights.

          BHP Billiton does not expect that the integration will result in a significant number of redundancies at WMC Resources' operations.


                                       47
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                                                PART F - ADDITIONAL INFORMATION
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17.4 INTENTIONS FOR WMC RESOURCES AS A PARTLY OWNED SUBSIDIARY

     This clause 17.4 sets out BHP Billiton's intentions if, following the close of the Offer, WMC Resources becomes a controlled entity but not a wholly owned subsidiary of BHP Billiton.

     (a)  GENERAL INTENTIONS

          BHP Billiton intends to seek to implement, to the extent possible and appropriate, the steps mentioned in clause 17.3 above.

     (b)  RESTRICTIONS

          The extent to which BHP Billiton will be able to implement these intentions will be subject to: (i) the law and the ASX Listing Rules, in particular in relation to related party transactions and conflicts of interests; (ii) the legal obligation of the directors of WMC Resources to act in the best interests of WMC Resources shareholders as a whole; and (iii) the outcome of the strategic review referred to in clause 17.3(a).

          Any transactions between members of the BHP Billiton Group and WMC Resources required to effect those steps will be entered into on arm's length terms. BHP Billiton will seek any necessary approval of other WMC Resources shareholders, as required by law, to implement those steps.

     (c)  SPECIFIC INTENTIONS

          BHP Billiton also intends, in the circumstances described in this clause 17.4 to:

     (i) maintain WMC Resources as a listed company, subject to satisfying ASX's requirements with respect to maintaining a sufficient spread of shareholders;


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                                                PART F - ADDITIONAL INFORMATION
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     (ii) replace some of the members of the Board of Directors of WMC
          Resources, including the Chairman, with nominees of BHP Billiton so that the number of BHP Billiton's nominees is approximately proportionate to BHP Billiton's holding of WMC Resources shares; and

    (iii) review WMC Resources' overall capital management (including dividend policy) to ensure it is appropriate, having regard to any capital funding requirements of WMC Resources identified in BHP Billiton's strategic review.

17.5 OTHER INTENTIONS

     Except as described above (including in clause 17.3(d)), it is the intention of BHP Billiton, on the basis of the facts and information concerning WMC Resources which are known to it at the date of this Bidder's Statement, that the present employees of WMC Resources will continue to be employed by WMC Resources.

     In addition, except as described above, it is the intention of BHP Billiton, on the basis of the facts and information concerning WMC Resources which are known to it at the date of this Bidder's Statement, that:

     (a) the businesses of WMC Resources will be continued in substantially the same manner as they are presently being conducted;

     (b)  no major changes will be made to the businesses of WMC Resources; and

     (c)  there will not be any redeployment of the fixed assets of WMC
          Resources.

18. SOURCES OF CASH CONSIDERATION

18.1 CASH CONSIDERATION

     The total amount that BHP Billiton Lonsdale would be required to pay for WMC Resources Shares if BHP Billiton Lonsdale acquires all of the WMC Resources Shares in which it (or its associates) do not already have a relevant interest, and assuming that none of the WMC Resources Options is exercised, is A$9,201,344,781.

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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


     The total amount that BHP Billiton Lonsdale would be required to pay for WMC Resources Shares if BHP Billiton Lonsdale acquires all of the WMC Resources Shares in which it (or its associates) do not already have a relevant interest, and assuming that all of the WMC Resources Options in which it (or its associates) do not already have a relevant interest are exercised and BHP Billiton Lonsdale acquires all of the WMC Resources Shares issued as a result, is approximately A$9,250,131,447.

18.2 BHP BILLITON COMMITMENT TO FUND BHP BILLITON LONSDALE

     BHP Billiton Lonsdale will fund the cash consideration payable to shareholders using cash provided to it by a member or members of the BHP Billiton Group. BHP Billiton has unconditionally and irrevocably agreed with BHP Billiton Lonsdale to ensure that sufficient funds are provided to BHP Billiton Lonsdale to enable BHP Billiton Lonsdale to meet its payment obligations under the Offer.

18.3 SOURCES OF BHP BILLITON GROUP FUNDS

     The funds to be provided by BHP Billiton to BHP Billiton Lonsdale described above will be sourced by BHP Billiton from a combination of:

     (a) drawdowns under a BHP Billiton Group committed bank facility (see below);

     (b) proceeds from the issue of debt securities under BHP Billiton Group capital markets programs (see below); and

     (c) drawdowns under new bank facilities to be arranged by the BHP Billiton Group (see below).

     BHP Billiton has not decided what proportion of the funds will be drawn from any of these funding sources.

18.4 COMMITTED BANK FACILITY

     The BHP Billiton Group has, at the date of this Bidder's Statement, a committed undrawn bank facility available for general corporate purposes totalling US$2.0 billion with the financiers listed below. Each of the financiers participates equally in the facility. Provided certain conditions precedent are met, this facility is available for drawdown by certain

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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


     members of the BHP Billiton Group, within periods of up to three business days after the giving of a drawdown notice. The obligations of the borrowers under this facility are guaranteed by BHP Billiton Limited and BHP Billiton Plc.

     BHP Billiton is able to satisfy any relevant conditions precedent in the facility and expects to continue to satisfy such conditions.

     The financiers under the facility are:

     (a)  ABN AMRO Bank N.V.;

     (b)  Australian and New Zealand Banking Group Ltd;

     (c)  Bank of America, N.A.;

     (d)  Barclays Bank Plc;

     (e)  BNP Paribas;

     (f)  Citibank, N.A.;

     (g)  Credit Suisse First Boston;

     (h)  Deutsche Bank AG;

     (i)  HSBC Bank Plc;

     (j)  JPMorgan Chase Bank;

     (k)  Mizuho Corporate Bank, Ltd;

     (l)  National Australia Bank Limited;

     (m)  RBC Finance B.V.;

     (n)  Sumitomo Mitsui Banking Corporation Europe Limited;

     (o)  The Bank of Tokyo-Mitsubishi, Ltd;

     (p)  The Royal Bank of Scotland Plc; and

     (q)  UBS Limited.

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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


18.5 CAPITAL MARKETS PROGRAMS

     The BHP Billiton Group has, at the date of this Bidder's Statement, a number of capital markets programs under which it may issue debt securities to assist funding the cash consideration payable to WMC Resources shareholders. These programs include:

     (a) A$2.0 billion commercial paper program allowing for the issue of commercial paper by a member of the BHP Billiton Group for general corporate purposes, and guaranteed by BHP Billiton Limited. No amount has been drawn under this program as at the date of this Bidder's Statement; and

     (b) US$2.0 billion commercial paper program allowing for the issue of commercial paper by certain members of the BHP Billiton Group for general corporate purposes, and guaranteed by BHP Billiton Limited and BHP Billiton Plc. No amount has been drawn under this program as at the date of this Bidder's Statement.

          BHP Billiton has not decided which of these capital markets programs, if any, it will use to issue debt securities.

18.6 PROPOSED NEW BANK FACILITIES

     In addition to the above facilities and programs, ABN AMRO Bank N.V., Bank of America, N.A., BNP Paribas, Citibank, N.A., Deutsche Bank AG London, and HSBC Bank Plc (BANKS) have signed an underwriting commitment letter dated 17 March 2005 with BHP Billiton Limited (COMMITMENT LETTER), under which the Banks confirm that they will underwrite 100 per cent of certain new facilities totalling US$6.5 billion. The new facilities will be:

     (a) US$5.5 billion bank term facility, comprising a US$3 billion tranche repayable in 18 months (which may be extended for a further six months) and a US$2.5 billion tranche repayable in five years. The facility may be used to fund the Offer and for related purposes, or for any other purpose agreed with the lenders; and

     (b) US$1.0 billion bank revolving credit facility repayable in four and a half years which is available for general corporate purposes.

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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


     The intention is to syndicate the above facilities to other relationship banks of BHP Billiton. However, successful syndication is not a condition precedent to funding under the facilities.

     The Commitment Letter included agreed forms of the facility documents. The facility documents are expected to be signed shortly and, in any event, before BHP Billiton Lonsdale becomes obliged to pay the consideration for WMC Resources Shares under clause 6 of the Offer.

     Aside from the differences in the terms of the new facilities noted above, the new facility documents are broadly similar to the existing bank facility referred to in clause 18.4 above. The obligations of the borrowers under these new facilities are guaranteed by BHP Billiton Limited and BHP Billiton Plc.

     BHP Billiton expects to be able to satisfy any relevant conditions precedent to funding in the new facilities.

19. INFORMATION ON SECURITIES IN WMC RESOURCES

19.1 CAPITAL STRUCTURE OF WMC RESOURCES

     The following information on the securities in WMC Resources is based upon documents lodged by WMC Resources with ASX as at the date this Bidder's Statement is lodged with ASIC.

     (a)  WMC RESOURCES SHARES

          WMC Resources is listed on the ASX and the New York Stock Exchange through American Depositary Receipts (ADRS). Each ADR represents four WMC Resources Shares. The Depositary is The Bank of New York.

          The total number of issued WMC Resources Shares is 1,172,145,832.

     (b)  WMC RESOURCES OPTIONS

          The total number of WMC Resources Options on issue which could be converted into WMC Resources Shares of an equivalent number is 6,214,862.

                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


19.2 BHP BILLITON LONSDALE RELEVANT INTEREST IN WMC RESOURCES SECURITIES

     The number of securities of each class in which BHP Billiton Lonsdale had a relevant interest in (as at the dates specified) is shown below:

        ------------------------------------------------------------------------
        Class                      At date of this Bidder's     At date first
                                         Statement              Offer is sent
        ------------------------------------------------------------------------
        WMC Resources Shares               Nil                       Nil

        WMC Resources Options              Nil                       Nil
        ------------------------------------------------------------------------

19.3 BHP BILLITON LONSDALE'S VOTING POWER IN WMC RESOURCES

     BHP Billiton Lonsdale's voting power in WMC Resources (as at the dates specified) is shown below:

        ------------------------------------------------------------------------
        Class                      At date of this Bidder's     At date first
                                         Statement              Offer is sent
        ------------------------------------------------------------------------
        Voting power in WMC                Nil                       Nil
        Resources
        -------------------------------------- ---------------------------------

19.4 ACQUISITION BY BHP BILLITON LONSDALE OF WMC RESOURCES SHARES DURING PREVIOUS FOUR MONTHS

     During the period beginning four months before the date on which this Bidder's Statement is lodged with ASIC and ending the day before that date of the Offer, neither BHP Billiton Lonsdale nor any associate of BHP Billiton Lonsdale has provided, or agreed to provide, consideration for a WMC Resources Share.

19.5 INDUCING BENEFITS GIVEN BY BHP BILLITON LONSDALE DURING PREVIOUS FOUR
     MONTHS

     Except as set out in this Bidder's Statement, during the period beginning four months before the date on which this Bidder's Statement is lodged with ASIC and ending the day before that date of the Offer, neither BHP Billiton Lonsdale nor any associate of BHP Billiton Lonsdale, gave, or offered to give or agreed to give a benefit to another person that

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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


     is not available under the Offers and was likely to induce the other person, or an associate of the other person, to:

     (a)  accept an Offer; or

     (b)  dispose of WMC Resources Shares.

19.6 ECONOMIC EXPOSURE TO WMC RESOURCES SHARES

     Between November 2004 and January 2005, BHP Billiton Limited, through one of its finance subsidiaries, BHP Billiton Finance Limited (BHP BILLITON FINANCE), entered into a number of "equity swap" contracts with Deutsche Bank AG, Sydney Branch (DEUTSCHE BANK). These contracts provide BHP Billiton Finance with an economic exposure equivalent to 50,624,000 WMC Resources Shares (being approximately 4.32 per cent of the total number of issued WMC Resources Shares).

     Under those contracts, BHP Billiton Finance derives profits from increases, and incurs losses from decreases, in the market price of specified numbers of WMC Resources Shares from an initial price specified in each relevant contract (the CALCULATION PRICES). The calculation prices were determined by reference to the prevailing market price for WMC Resources Shares at the time the relevant contracts were entered into, and are within a range of A$6.9411 to A$7.2000 with a volume weighted average of A$7.1288. BHP Billiton Finance is also credited with an amount equivalent to any distributions on the notional shares.

     The contracts require BHP Billiton Finance to pay commissions and other fees to Deutsche Bank (including a fee calculated by reference to an interest rate over the term of the contract).

     The contracts are entirely cash settled on termination and do not permit delivery of shares to BHP Billiton Finance (or any other BHP Billiton entity) to satisfy payment obligations.

     BHP Billiton Finance has no right to acquire, or control the acquisition or disposal of, any WMC Resources Shares under those contracts.

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                                                PART F - ADDITIONAL INFORMATION
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19.7 DEUTSCHE BANK APPOINTMENT

     By a release dated 7 March 2005, BHP Billiton announced to the London Stock Exchange and ASX that following market speculation, BHP Billiton confirmed it had appointed Deutsche Bank AG to assess the feasibility of acquiring a stake in WMC Resources.

     Subsequently on 8 March 2005, BHP Billiton announced to the London Stock Exchange and ASX that a decision was made not to acquire any shares.

20.  OTHER MATERIAL INFORMATION

20.1 CONDITIONS

     The conditions of the Offer are set out in clause 5.1. Further details on some of these conditions are set out below.

     BHP Billiton Lonsdale will use all reasonable endeavours to ensure the conditions contained in paragraphs 5.1(b) to 5.1(e) are satisfied as soon as possible after the date of this Bidder's Statement.

     (a)  MINIMUM ACCEPTANCE CONDITION

          The Offer is subject to a 90 per cent minimum acceptance condition.

          BHP Billiton Lonsdale will not waive the 90 per cent minimum acceptance condition unless it considers that it is in BHP Billiton's best interest to do so at the relevant time.

     (b)  FIRB

          BHP Billiton Lonsdale is a foreign person for the purposes of the FATA as a result of being a member of the BHP Billiton Group.

          The Offer is subject to the approval or non-objection of the Treasurer (who receives advice from FIRB) under Part II of the FATA (see clause 5.1(b)). Approval will not be given to the Offer if the Treasurer, on advice from FIRB, considers that the result of the takeover will be contrary to the national interest.

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                                                PART F - ADDITIONAL INFORMATION
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          BHP Billiton Lonsdale has lodged an application with FIRB. BHP
          Billiton Lonsdale is confident that the transaction is consistent with the government's foreign investment policy and expects FIRB approval to be given in due course.

     (c)  ACCC

          The TPA prohibits acquisitions of shares that have the effect or are likely to have the effect of substantially lessening competition in an Australian market.

          The Offer is subject to the approval or non-objection of the ACCC (see clause 5.1(e)).

          BHP Billiton has approached the ACCC seeking informal clearance in relation to the Offer and to provide the ACCC with a detailed submission.

          BHP Billiton Lonsdale does not expect that the Offer will raise any substantive competition concerns in Australia.

     (d)  EUROPEAN UNION MERGER CONTROL

          The Offer is subject to the approval or non-objection of the European Commission (see clause 5.1(d)).

          The notification to the European Commission is expected to be submitted on 21 March 2005.

          BHP Billiton Lonsdale does not expect that the Offer will raise any substantive competition concerns in the European Union.

     (e)  HART-SCOTT-RODINO

          The Offer is subject to the expiry of all waiting periods without regulatory action being taken under the UNITED STATES
          HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 (see clause 5.1(c)).

          BHP Billiton has filed a formal notification with the Federal Trade Commission and the Antitrust Division of the Department of Justice.

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                                                PART F - ADDITIONAL INFORMATION
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          BHP Billiton Lonsdale does not expect that the Offer will raise any substantive competition concerns in the United States.

     (f)  OTHER REGULATORY ACTION OR APPROVALS

          The Offer is subject to all other necessary regulatory Approvals being obtained (see clause 5.1(f)).

          BHP Billiton Lonsdale will be making other necessary notifications and filings with other antitrust and competition regulators. BHP Billiton Lonsdale does not expect that the Offer will raise any substantive competition concerns in any relevant jurisdiction.

          The Offer is also subject to certain regulatory actions not being taken (see clause 5.1(g)). BHP Billiton Lonsdale is not presently aware of any particular regulatory action which has triggered or may trigger the condition in clause 5.1(g), other than orders or decisions which would trigger a breach of the conditions in clauses 5.1(b) to 5.1(f).

     (g)  NO MATERIAL ACQUISITIONS, DISPOSALS OR CHANGES

          The Offer is subject to there being no material acquisitions, disposals or changes in the conduct of WMC Resources' business (see clause 5.1(j)). Any such acquisitions, disposals or new commitments by WMC Resources or any of its subsidiaries would potentially frustrate the Offer and deny WMC Resources shareholders the opportunity to participate in the benefits accruing to them under the Offer.

          WMC Resources is in the best position to advise its shareholders whether or not this condition and other conditions regarding changes in the business of WMC Resources (see clauses 5.1(h), 5.1(i) and 5.1(l)) will be satisfied.

     (h)  NON-EXISTENCE OF CERTAIN RIGHTS

          The Offer is subject to there being no existing agreements or arrangements under which other parties have a right to terminate or vary a material agreement or arrangement with WMC Resources, or acquire a material asset of WMC Resources,

                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


          as a result of BHP Billiton Lonsdale's acquisition of WMC Resources Shares (see clause 5.1(k)).

          WMC Resources is best placed to advise its shareholders whether or not such agreements or arrangements exist and, if such agreements or arrangements do exist, whether the other parties to such agreements or arrangements are likely to waive or vary their rights.

     (i)  STOCK MARKET DECLINE

          The Offer is subject to the S&P/ASX 200 Index not falling below 3,500 on any trading day during the period from and including the Announcement Date to the end of the Offer Period (see clause 5.1(m)).

          On the day before the date of this Bidder's Statement, the S&P/ASX 200 Index closed at 4,249.1. The lowest level at which the S&P/ASX 200 Index has closed in the last 12 months has been 3,345.5 on 17 May 2004.

20.2 XSTRATA OFFER

     Under the Xstrata Offer, Xstrata has offered to acquire from WMC Resources shareholders their WMC Resources Shares for A$7.00 per share (adjusted for WMC Resources' 2004 final dividend of 20 cents per WMC Resources Share). The Xstrata Offer is scheduled to close at 7:00 pm Sydney time on 24 March 2005, unless extended or withdrawn before then.

     On 8 March 2005, Xstrata plc made the following announcement to the London Stock Exchange:

          "XSTRATA PLC NOTES TODAY'S ANNOUNCEMENT BY BHP BILLITON OF AN AGREED CASH OFFER OF AUD7.85 PER SHARE FOR ALL OF THE ISSUED SHARE CAPITAL OF WMC RESOURCES LTD. IN THE LIGHT OF THIS ANNOUNCEMENT, XSTRATA CONFIRMS THAT IT WILL NOT BE INCREASING ITS UNCONDITIONAL OFFER OF AUD7.00 PER SHARE DUE TO CLOSE ON 24 MARCH 2005."

20.3 XSTRATA OFFER WITHDRAWAL RIGHTS

     Under the terms of the Xstrata Offer, WMC Resources shareholders who accepted the Xstrata Offer were entitled to withdraw their acceptances. However, the withdrawal rights under the Xstrata Offer terminated on 17 March 2005. Accordingly, persons who accepted the Xstrata Offer are no longer entitled to withdraw their acceptances under that offer.

20.4 DEED OF UNDERTAKING

     BHP Billiton has entered into a Deed of Undertaking with WMC Resources dated 8 March 2005.

     BHP BILLITON BID

     Under the Deed, BHP Billiton agreed to make, or procure that a wholly-owned subsidiary makes, a takeover bid to WMC Resources shareholders on certain agreed terms (the BID). The consideration BHP Billiton is required to offer WMC Resources shareholders is A$7.85 per WMC Resources Share in cash.

     The Deed sets out the conditions of the Bid, being those set out in clause 5 of this Bidder's Statement.

     BREAK FEE

     Under the Deed, WMC Resources undertakes to pay BHP Billiton A$92 million (plus any GST) if:

     (a)  the following occur:

          (i) before the end of the offer period under the Bid, a Competing Proposal is announced or open for acceptance; and

          (ii) a person acquires an interest in all or a substantial part of the assets of WMC Resources or a relevant interest in more than 50 per cent of the voting shares of WMC Resources under that Competing Proposal, or WMC Resources enters into an agreement to operate under a dual listed company, or similar, structure; and

          (iii) in the case of a Competing Proposal that is a takeover bid made under Chapter 6 of the Corporations Act, the Competing Proposal becomes free


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                                                PART F - ADDITIONAL INFORMATION
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               from any defeating conditions either before or after the end of the offer period under the Competing Proposal; or

          (b) any WMC Resources director does not recommend the Bid or withdraws or adversely modifies an earlier recommendation or recommends a Competing Proposal (or announces to do any of the foregoing);

          (c) WMC Resources or any of its directors does (or omits to do) anything (whether or not it may be permitted by the terms of the Deed) which results in any of the conditions of the Bid being breached and BHP Billiton does not declare the Bid free of the breached condition (which BHP Billiton is under no obligation to do); or.

          (d) WMC Resources breaches the no solicitation obligations under the Deed (see below).

          A Competing Proposal is any proposal (including a scheme of arrangement) or offer (not including the Xstrata Offer but including any increase by Xstrata of the consideration offered under the Xstrata Offer other than the increase announced on 2 February 2005) that would if completed substantially in accordance with its terms, result in:

          (a)  any person other than BHP Billiton acquiring:

               (i) an interest in all or a substantial part of the assets of WMC Resources, including an interest in the Olympic Dam operation, WMC Resources' Nickel operation or the Corridor Sands mineral sands project; or

               (ii) a relevant interest in more than 50 per cent of the voting shares of WMC Resources; or

     (b) WMC Resources and another person operating under a dual listed company, or similar, structure.

     If BHP Billiton does not acquire beneficial ownership of 50.1 per cent or more of WMC Resources Shares and accepts a Competing Proposal in respect of any WMC Resources Shares acquired after the date of the Deed or otherwise disposes of any such WMC


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                                                PART F - ADDITIONAL INFORMATION
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          Resources Shares, then any profit for BHP Billiton on such disposal
          (net of tax payable by BHP Billiton) may be offset against the break fee amount payable to BHP Billiton.

          BID CONDITIONS

          Under the Deed, WMC Resources has agreed not to do (or omit to do) anything which will, or is likely to, result in any of the conditions of the Bid being breached. Nothing in this obligation prevents WMC Resources or the WMC Resources Board from taking, or failing to take, action where to do otherwise would, in the reasonable opinion of the WMC Resources Board, constitute a breach of the duties of the directors of WMC Resources.

          BHP Billiton has agreed to use its best endeavours to ensure satisfaction of the regulatory approval conditions of the Bid.

          NO SOLICITATION

          Under the Deed, WMC Resources has agreed, for a period of 90 days after the date of the Deed, that it must not and must ensure that its employees, officers and (to the extent that it is reasonably able to influence them) its associates, do not and WMC Resources must not require or request any adviser or agent to:

          (a) directly or indirectly solicit, initiate or encourage any inquiries, proposals or discussions regarding any Competing Proposal (whether from a person with whom WMC Resources has previously been in discussions or not);

          (b) directly or indirectly participate in any discussions or negotiations regarding a Competing Proposal;

          (c) accept or enter into, or offer to accept or enter into, any agreement, arrangement or understanding regarding a Competing Proposal;

          (d) approve or recommend a Competing Proposal or announce an intention to do so; or

          (e) disclose any information about the businesses or affairs of WMC Resources to a third party (other than a government agency) other than in the ordinary course of business or as required under WMC Resources' existing contractual obligations


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                                                PART F - ADDITIONAL INFORMATION
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          which have been disclosed by WMC Resources to BHP Billiton and cannot be terminated by WMC Resources.

     Provided sub-paragraph (a) above is complied with, nothing in sub-paragraphs (b) - (e) above prevents any action by WMC Resources or its directors to respond to any approach by a third party if failure to do so would, in the reasonable opinion of the WMC Resources Board, involve a breach of the duties of the directors of WMC Resources.

     Under the Deed, WMC Resources has agreed to cease any existing discussions or negotiations relating to any Competing Proposal or any transaction that may reduce the likelihood of the success of the Bid. Nothing in this obligation prevents WMC Resources or the WMC Resources Board from taking or failing to take action where to do so would, in the reasonable opinion of the WMC Resources board, constitute a breach of the duties of the directors of WMC Resources.

     For a period of 90 days after the date of the Deed, WMC Resources has also agreed to immediately notify BHP Billiton of any approach or attempt to initiate discussions or negotiations regarding a Competing Proposal.

     To the extent it is entitled to do so, WMC Resources has agreed to immediately require the return of all confidential information provided to third parties (other than BHP Billiton) as part of its past solicitation of Competing Proposals.

     These obligations cease where BHP Billiton (or a subsidiary of BHP Billiton) fails to make the Bid, BHP Billiton (or a subsidiary of BHP Billiton) withdraws the Bid after the Bid is made, or the Bid closes.

20.5 DUE DILIGENCE

     For the purpose of confirming its assessment of whether or not to offer to acquire all of the WMC Resources Shares, BHP Billiton was given access by WMC Resources to certain information concerning the WMC Resources Group which has not been disclosed generally to WMC Resources shareholders. None of the information to which BHP Billiton was given access was, in the opinion of BHP Billiton Lonsdale:


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     (a)  of such a nature and quality that, if the information was generally available, a reasonable person would expect it to have a material effect on the price or value of WMC Resources Shares; or

     (b) otherwise material to a decision by a WMC Resources shareholder whether or not to accept the Offer.

20.6 RECENT CHANGES TO WMC RESOURCES' FINANCIAL POSITION

     So far as is known to BHP Billiton Lonsdale, the financial position of WMC Resources has not materially changed since 31 December 2004 (being the date of the full year financial results filed by WMC Resources with ASX for public announcement and released on 9 February 2005). BHP Billiton Lonsdale understands that WMC Resources will shortly be releasing its Annual Report (including its audited financial statements) for the year ended 31 December 2004.

20.7 MATERIAL INFORMATION

     Except as set out in this Bidder's Statement, there is no information material to the making of a decision by an offeree whether or not to accept the Offer, being information that is known to BHP Billiton Lonsdale and has not previously been disclosed to the holders of WMC Resources Shares, other than as follows:

     (a) On 8 March 2005, WMC Resources announced to ASX that the Board of Directors of WMC Resources unanimously recommended that WMC Resources shareholders accept the A$7.85 per share offer from BHP Billiton, in the absence of a superior proposal, and that WMC Resources Directors indicated that they will be accepting the offer for their own holdings of WMC Resources Shares in the absence of a superior proposal.

     (b) On 8 March 2005, Xstrata plc announced that, in the light of the announcement by BHP Billiton of an agreed cash offer of A$7.85, Xstrata will not be increasing its unconditional offer of A$7.00 per share due to close on 24 March 2005.

     (c) On 11 March 2005, WMC Resources issued its third supplementary target's statement in response to the Xstrata Offer. In this document, the WMC Resources


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                                                PART F - ADDITIONAL INFORMATION
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          Board unanimously recommended that WMC Resources shareholders reject the Xstrata Offer of A$7.00 per WMC Resources Share. Specifically, it stated that:

               "IN LIGHT OF THE ANNOUNCEMENT OF THE BHP BILLITON OFFER, THE WMC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS REJECT THE XSTRATA OFFER OF $7.00 PER SHARE.

               FOLLOWING THE ANNOUNCEMENT OF THE BHP BILLITON OFFER, XSTRATA HAS CONFIRMED THAT IT WILL NOT FURTHER INCREASE ITS OFFER PRICE. XSTRATA'S OFFER PRICE OF $7.00 PER SHARE IS THEREFORE FINAL. THE XSTRATA OFFER IS CURRENTLY DUE TO CLOSE AT 7.00PM (SYDNEY TIME) ON 24 MARCH 2005 (ALTHOUGH THAT DATE MAY BE EXTENDED BY XSTRATA).

               THE XSTRATA OFFER IS CURRENTLY UNCONDITIONAL. THIS MEANS THAT ANY SHAREHOLDER ACCEPTING THE XSTRATA OFFER BEFORE IT CLOSES WILL RECEIVE THE CONSIDERATION PAYABLE BY XSTRATA WITHIN FIVE BUSINESS DAYS OF ACCEPTANCE. NEVERTHELESS, YOUR DIRECTORS CONSIDER THE BHP BILLITON OFFER TO BE CLEARLY SUPERIOR TO THE XSTRATA OFFER AND RECOMMEND THAT SHAREHOLDERS ACCEPT THE BHP BILLITON OFFER WHEN IT IS FORMALLY MADE. HOWEVER, SHAREHOLDERS WILL NOT BE PAID UNDER THE BHP BILLITON OFFER UNTIL ALL OF THE CONDITIONS OF THAT OFFER ARE SATISFIED OR WAIVED BY BHP BILLITON.

               SHAREHOLDERS SHOULD ALSO BE AWARE IN THIS CONTEXT THAT THE CURRENT MARKET PRICE FOR WMC SHARES IS SIGNIFICANTLY HIGHER THAN THE CONSIDERATION OFFERED UNDER THE XSTRATA OFFER. THE CLOSING PRICE OF WMC SHARES ON ASX ON 10 MARCH 2005 WAS $8.02. EVEN AFTER DEDUCTING BROKERAGE COSTS (THERE ARE NO BROKERAGE COSTS APPLICABLE TO AN ACCEPTANCE OF THE XSTRATA OFFER), A SHAREHOLDER WHO WISHED TO SECURE A MORE IMMEDIATE RETURN FOR THEIR WMC SHARES WOULD RECEIVE MORE SELLING THEIR SHARES ON-MARKET THAN ACCEPTING THE XSTRATA OFFER, UNDER CURRENT CONDITIONS. A SHAREHOLDER SELLING THEIR WMC SHARES ON ASX WOULD ALSO RECEIVE THE PROCEEDS OF SALE THREE BUSINESS DAYS AFTER ENTERING INTO THE SALE, WHICH IS SOONER THAN THE PAYMENT TERMS OF THE XSTRATA OFFER."

20.8 INFORMATION FOR US HOLDERS

     The Offer described in this Bidder's Statement is made for the shares of an Australian registered company. It is important that US holders understand that the Offer is subject to disclosure requirements in Australia that are quite different from those of the United States.

     You should be aware that Deutsche Bank AG and its affiliates (collectively "DEUTSCHE BANK") and BHP Billiton Lonsdale each may purchase securities otherwise than under the Offer, such as in open market purchases, to the extent permitted under applicable Australian and other laws, including applicable exemptions from Rule 14e-5 under the US Securities Exchange Act of 1934, as amended.

     At the current time, BHP Billiton Lonsdale has no intention of engaging in such open market purchases at any time that the market price for WMC Resources Shares is above


                                                                              65
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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


     the Offer price. If the market price becomes lower than the Offer price, BHP Billiton Lonsdale will determine at that time whether to make open market purchases of WMC Resources Shares. Any such purchases by BHP Billiton Lonsdale will be disclosed to ASX in substantial holder notices which BHP Billiton Lonsdale is required to lodge pursuant to Part 6C.1 of the Corporations Act. Any required disclosures will also be made in submissions furnished to the US Securities and Exchange Commission. These submissions will be available from the US Securities and Exchange Commission's website at www.sec.gov.

     Deutsche Bank intends to continue to trade in WMC Resources securities and derivatives in various capacities such as in a fiduciary capacity and as a broker-dealer in both an agency capacity and a principal capacity. The Deutsche Bank trading in a principal capacity may be in order to facilitate customer orders, to trade with customers, to hedge its exposures and to conduct index arbitrage activities. This may result in Deutsche Bank buying or selling WMC Resources securities and derivatives and acquiring long or short positions in WMC Resources securities or derivatives. Deutsche Bank will continue to make disclosures to ASX in substantial holder notices which Deutsche Bank is required to lodge pursuant to Part 6C.1 of the Corporations Act. Any required disclosures will also be made in submissions furnished to the US Securities and Exchange Commission. These submissions will be available from the US Securities and Exchange Commission's website at www.sec.gov.

     The Bidder's Statement will be furnished to the US Securities and Exchange Commission but will not be reviewed by it. This Bidder's Statement will not be filed with or reviewed by any other state securities commission or US regulatory authority and none of the foregoing authorities have passed upon or endorse the merits of the Offer or the accuracy, adequacy or completeness of the Bidder's Statement. Any representation to the contrary is a criminal offence in the United States.

     It may be difficult for you to enforce your rights and any claim you may have arising under US federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of US


                                                                              66
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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


     securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a US court's judgment.

20.9 INFORMATION FOR ADR HOLDERS

     Since December 2002, WMC Resources Shares have traded in the United States on the New York Stock Exchange under the trading symbol "WMC" in the form of American Depositary Shares (ADSS) evidenced by ADRs. ADRs are issued pursuant to the ADR Depositary Agreement with The Bank of New York acting as depositary. The custodians for the ADSs are National Australia Bank Limited and Australia and New Zealand Banking Group Limited.

     Each ADR represents an entitlement to receive four WMC Resources Shares from the depositary entity through one of the abovementioned custodians. Interests in the ADSs (and, therefore, the deposited WMC Resources Shares) are transferable on the books of the Depositary.

     If you own ADSs, you may accept this Offer only in respect of the WMC Resources Shares underlying your ADSs. Further, you may accept this Offer only in respect of ALL the underlying shares represented by your ADSs. Accordingly, ADS holders who wish to accept this Offer must, pursuant to the terms of the Depositary Agreement, deliver the ADR certificates that represent their ADSs to The Bank of New York, withdraw the WMC Resources Shares represented by such ADSs, pay the appropriate fee to The Bank of New York and then follow the procedure set out in clause 3.

     ADS holders who surrender their ADRs and withdraw the WMC Resources Shares represented by their ADSs for the purposes of accepting the Offer may incur certain fees and expenses stipulated in the Depositary Agreement. Accordingly, if you wish to accept this Offer, you should contact your stockbroker, financial adviser or The Bank of New York for more detailed information regarding the relevant fees and charges involved.

     You should be aware that, according to the Depositary Agreement, in certain instances, non-payment of such applicable fees may cause the Depositary to delay or refuse to execute certain transactions on behalf of the ADRs' holder. Such delay could affect your ability to accept this Offer before the close of the Offer Period.


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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


     For more complete information regarding withdrawing underlying WMC Resources Shares, ADR holders should read and review:

     (a) the entire ADR Depositary Agreement, as may be amended from time to time; and

     (b)  the WMC Resources ADSs,

     both of which are exhibits to WMC Resources' registration statement filed with the US Securities and Exchange Commission on Form F-6 on 2 December 2002 (Registration Statement No 333-101603). These materials are available from the US Securities and Exchange Commission's website at www.sec.gov.

     20.10 EMPLOYEE SHARE SCHEMES

     WMC Resources operates a number of Employee Share Schemes involving the provision of WMC Resources Shares, or options to subscribe for WMC Resources Shares, or equivalent cash benefits, to employees. The Offer extends to all WMC Resources Shares issued during the period from the Register Date to the end of the Offer Period on conversion of, or exercise of rights attached to, WMC Resources Options on issue at the Register Date.

     The following information is based on disclosures contained in WMC Resources' target's statement dated 4 January 2005 in response to the Xstrata Offer and other publicly available information. Accordingly, BHP Billiton Lonsdale does not, subject to the Corporations Act, make any representational warranty, express or implied, as to the accuracy or completeness of such information. Further information on WMC Resources' Employee Share Schemes may be found in WMC Resources' target's statement in response to the Xstrata Offer.

     WMC Resources is in the best position to advise participants in its Employee Share Schemes whether they will be able to accept the Offer in respect of WMC Resources Shares which are subject to the Employee Share Scheme or whether they will be able to exercise their WMC Resources Options. BHP Billiton Lonsdale expects that WMC Resources will provide holders with additional information in relation to these matters in its target's statement in response to the Offer.

     (a)  WMC RESOURCES EMPLOYEE SHARE SCHEMES

          WMC Resources operates three Employee Share Schemes, being the Staff Share Plan (SSP), the Performance Share Plan (PSP) and the Executive Share Plan (ESP). WMC Resources Shares acquired by employees under each of these Employee Share Schemes are subject to disposal restrictions. In the case of the SSP, WMC Resources Shares acquired under the SSP may not be disposed of for 3 years from the date of acquisition, except upon cessation of employment. In the case of each of the PSP and the ESP, WMC Resources Shares acquired by employees under those Employee Share Schemes may not be dealt with for 10 years from the date of acquisition except upon:

          o    cessation of employment with WMC Resources;

          o the WMC Resources Board determining that the relevant disposal restrictions ceases to apply which determination may only be made if a takeover bid or scheme of arrangement is made or undertaken in respect of WMC Resources; or

          o the WMC Resources Board consenting to the sale, transfer or disposal of WMC Resources Shares by the relevant holder. (In respect of the WMC Resources Shares acquired by employees under the ESP, the WMC Resources Board must not give its consent if, after the sale, transfer or disposal the relevant participant would hold less WMC Resources Shares than the amount calculated in respect of a particular formula.)

          So far as is known to BHP Billiton Lonsdale, the WMC Resources Board has not exercised its discretion to lift any of the above restrictions.

     (b)  WMC RESOURCES OPTION PLANS

          WMC Resources has previously issued WMC Resources Options under the WMC Resources Option Plans to WMC Resources Group employees. According to WMC Resources' target's statement in response to the Xstrata Offer all such WMC Resources Options are currently exercisable, and will remain exercisable subject to


                                                                              68
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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


          the normal lapse of those WMC Resources Options under the terms of the respective WMC Resources Option Plans.

          Clause 17.2 sets out BHP Billiton Lonsdale's intentions regarding acquisition or cancellation of outstanding WMC Resources Options.

     (c)  WMC RESOURCES STOCK APPRECIATION PLANS

          WMC Resources has previously granted various rights under Stock Appreciation Plans (SAPS) for the benefit of WMC Resources Group employees. Under each SAP eligible employees who applied received rights which entitled them, on redemption, to a cash payment from WMC Resources calculated by reference to the difference between the WMC Resources Share price on ASX when the SAP rights were granted (as adjusted subsequently in accordance with the terms of the SAPs) and the prevailing price of WMC Resources Shares on ASX at the time of redemption (assuming the latter amount is higher). According to WMC Resources' target's statement in response to the Xstrata Offer, as at 22 December 2004 there were 85,300 SAP rights in existence, all of which are currently redeemable by the holders, and will remain redeemable, subject to the normal lapse of those SAP rights under the terms of the respective SAPs.

          WMC Resources is also currently entitled to redeem those SAP rights on behalf of holders at anytime in the 6 month period after Xstrata's bidder's statement was given to WMC Resources (i.e. until 30 May
          2005).

20.11 APPROVALS FOR PAYMENT OF CONSIDERATION

     BHP Billiton Lonsdale is not aware of any WMC Resources shareholder who requires any approval referred to in clause 6.7 in order to be entitled to receive any consideration under the Offer.

     So far as BHP Billiton Lonsdale is aware, unless the Reserve Bank of Australia has given specific approval under the BANKING (FOREIGN EXCHANGE) REGULATIONS 1959 (Cth), payments or transfers to or for the order of prescribed governments (and their statutory authorities, agencies and entities) and, in certain cases, nationals of prescribed countries are subject to certain limited exceptions, restrictions or prohibitions. Based on BHP

                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


     Billiton Lonsdale's searches, the prescribed governments, countries and entities are as follows:

     (a) supporters of the former government of the Federal Republic of Yugoslavia; and

     (b)  ministers and senior officials of the Government of Zimbabwe.

          The places to which and person to whom the CHARTER OF THE UNITED NATIONS (TERRORISM AND DEALING WITH ASSETS) REGULATIONS 2002 (Cth) currently apply include the Taliban, Usama bin Laden (also known as Osama bin Laden), a member of the Al-Qaida organisation (also known as the Al-Qaeda organisation), and any person named on the list maintained pursuant to paragraph 2 of Resolution 1390 of the Security Council of the United Nations.

          The places to which and persons to whom the CHARTER OF THE UNITED NATIONS (SANCTIONS - AFGHANISTAN) REGULATIONS 2001 (Cth) currently apply include a bin Laden Entity and a Taliban Entity (as those terms are defined in those regulations).

          The IRAQ (RECONSTRUCTION AND REPEAL OF SANCTIONS) REGULATIONS 2003
          (Cth) apply in respect of members of the previous government of Iraq, its senior officials and their immediate families.

20.12 CONSENTS

     This Bidder's Statement contains statements made by, or statements said to be based on statements made by, BHP Billiton Limited, BHP Billiton Plc and Deutsche Bank AG. Each of BHP Billiton Limited, BHP Billiton Plc and Deutsche Bank AG has consented to the inclusion of such statements in the form and context in which they appear and has not withdrawn that consent as at the date of this Bidder's Statement.

     This Bidder's Statement includes or is accompanied by statements which are made in, or based on, statements made in documents lodged with ASIC or on the company announcement platform of ASX. Under the terms of the ASIC class order 01/1543, the parties making those statements are not required to consent to, and have not consented to, the inclusion of those statements in this Bidder's Statement. If you would like to receive a copy of any of these documents please contact the BHP Billiton Offer information line on 1300 365 849 (within Australia) or + 61 3 9415 4254 (from outside Australia) and you will


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                                                PART F - ADDITIONAL INFORMATION
-------------------------------------------------------------------------------


     be sent copies free of charge. For US callers, contact MacKenzie Partners, Inc. at (212) 929 5500 (call collect) or (800) 322 2885 (toll free) or by email at proxy@mackenziepartners.com.

21.  MODIFICATIONS TO CORPORATIONS ACT

     BHP Billiton Lonsdale has not obtained from ASIC any modifications to, or exemptions from, the Corporations Act in relation to the Offers. However, ASIC has published various instruments providing for modifications and exemptions that apply generally to all persons, including BHP Billiton Lonsdale.


                                                                              72
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                                         PART G - DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------


PART G - DEFINITIONS AND INTERPRETATION

22.  DEFINITIONS

     The following definitions apply in interpreting this Bidder's Statement and the Acceptance Form, except where the context makes it clear that a definition is not intended to apply:

     ACCEPTANCE FORM means the form with that title that accompanies this Bidder's Statement.

     ADR has the meaning given in clause 19.1.

     ACCC means the Australian Competition and Consumer Commission.

     ANNOUNCEMENT DATE means 8 March 2005.

     APPROVAL means a licence, authority, consent, approval, order, exemption, waiver, relief, ruling or decision.

     ASIC means the Australian Securities and Investments Commission.

     ASTC means ASX Settlement and Transfer Corporation Pty Ltd ABN 49 008 504 532.

     ASX means Australian Stock Exchange Limited.

     BHP BILLITON means BHP Billiton Limited ABN 49 004 028 077 and BHP Billiton Plc (registered in England and Wales).

     BHP BILLITON GROUP means BHP Billiton Limited and BHP Billiton Plc and their respective controlled entities and any entities controlled by them jointly.

     BHP BILLITON LONSDALE means BHP Billiton Lonsdale Investments Pty Ltd ABN 75 004 346 972.

     BIDDER'S STATEMENT means this bidder's statement, being the statement made by BHP Billiton Lonsdale under Part 6.5 Division 2 of the Corporations Act relating to the Offers.

     BUSINESS DAY means a day on which banks are open for general banking business in Melbourne (not being a Saturday, Sunday or public holiday in that place).


                                       72
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                                         PART G - DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------


     CHESS stands for the Clearing House Electronic Subregister System and has the meaning set out in the ASTC Settlement Rules.

     CHESS HOLDING means a holding of shares on the CHESS Subregister of WMC Resources.

     CHESS SUBREGISTER has the meaning set out in the ASTC Settlement Rules.

     CONTROLLING PARTICIPANT means in relation to WMC Resources Shares in a CHESS Holding, the Participant with whom the holder has a sponsorship agreement as defined in the ASTC Settlement Rules (usually, your broker).

     CORPORATIONS ACT means the CORPORATIONS ACT 2001 (Cth).

     DEFEATING CONDITION means each condition set out in clause 5.1.

     DEMERGER means the demerger of WMC Limited (ABN 85 004 820 419) that occurred in 2002 resulting in two independent entities, Alumina Limited (ABN 85 004 820 419) (formerly called WMC Limited) and WMC Resources Ltd, being separately listed on ASX, as implemented in the manner described in the Scheme Booklet.

     EMPLOYEE SHARE SCHEME means a scheme under which shares (or units in shares) in WMC Resources may be acquired by, or for the benefit of, employees of WMC Resources (or of a related body corporate) or directors of WMC Resources (or of a related body corporate), including the WMC Resources Option Plans.

     ENCUMBRANCE means:

     (a) a mortgage, charge, pledge, lien, hypothecation or a title retention arrangement;

     (b)  a notice under section 255 of the INCOME TAX ASSESSMENT ACT 1936
          (Cth), subdivision 260-A in schedule 1 to the TAXATION ADMINISTRATION ACT 1953 (Cth) or any similar legislation;

     (c) any other interest in or right over property (including a right to set off or withhold payment of a deposit or other money);

     (d) any other thing that prevents, restricts or delays the exercise of a right over property, the use of property or the registration of an interest in or dealing with property; and

     (e) an agreement to create anything referred to above or to allow any of them to exist.

     FATA means the FOREIGN ACQUISITIONS AND TAKEOVERS ACT 1975 (Cth) (as amended).

     FIRB means the Foreign Investment Review Board.

     FOREIGN LAW means a law of a jurisdiction other than an Australian jurisdiction.

     GRANT SAMUEL means Grant Samuel & Associates Pty Ltd.

     GST has the same meaning as in A NEW TAX SYSTEM (GOODS AND SERVICES TAX) ACT 1999 (Cth).

     ISSUER SPONSORED HOLDING has the meaning set out in the ASTC Settlement Rules.

     OFFER or BHP BILLITON OFFER means the offer as set out in Part C of this Bidder's Statement (or, if the context so requires, Part C of this Bidder's Statement itself) and includes a reference to that offer as varied in accordance with the Corporations Act.

     OFFER PERIOD means the period referred to in clause 2 of this Bidder's Statement.

     OFFERS means Part C of this Bidder's Statement and the other offers made in the same terms for WMC Resources Shares and includes a reference to those offers as varied in accordance with the Corporations Act.

     PARTICIPANT has the meaning set out in the ASTC Settlement Rules.

     PUBLIC AUTHORITY means any government or any governmental, semi-governmental, administrative, statutory or judicial entity, authority or agency, whether in Australia or elsewhere, including the ACCC (but excluding the Takeovers Panel, ASIC and any court in respect of proceedings under section 657G or proceedings commenced by a person specified in section 659B(1) of the Corporations Act in relation to the Offer). It also includes any self-regulatory organisation established under statute or any stock exchange.

                                         PART G - DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------


     REGISTER DATE means 7:00 pm Melbourne time on 21 March 2005, being the date set by BHP Billiton Lonsdale under section 633(2) of the Corporations Act.

     RIGHTS means all accretions and rights attaching to WMC Resources Shares after the Announcement Date (including all rights to receive dividends and other distributions declared or paid and to receive or subscribe for shares, notes or options issued by WMC Resources). For the avoidance of doubt, this does not include WMC Resources' 2004 final dividend of 20 cents per share paid on 11 March 2005.

     S&P/ASX 200 INDEX means that index of that name published by Standard & Poor's (or any successor of or replacement for that index).

     SCHEME BOOKLET means the scheme booklet for the schemes of arrangement between WMC Resources Parent and its shareholders and optionholders in relation to the demerger of WMC Resources Parent dated 28 October 2002.

     TAKEOVER TRANSFEREE HOLDING has the meaning set out in the ASTC Settlement Rules.

     TPA means the TRADE PRACTICES ACT 1974 (Cth).

     TREASURER means the Treasurer of the Commonwealth of Australia.

     WMC RESOURCES means WMC Resources Ltd ABN 76 004 184 598.

     WMC RESOURCES GROUP means WMC Resources and its subsidiaries.

     WMC RESOURCES OPTIONS means options to subscribe for WMC Resources Shares.

     WMC RESOURCES OPTION PLAN means:


     (a) the "WMC Resources Option Plan", the terms and conditions of which are set out in the Scheme of Arrangement under Part 5.1 of the Corporations Act between WMC Resources Parent (as WMC Limited) and holders of options to subscribe for ordinary shares in that company implemented on 11 December 2002; and

     (b) the "WMC Resources 2002 Option Plan", promulgated by WMC Resources in December 2002.

     WMC RESOURCES PARENT means WMC Limited ABN 85 004 820 419 (now called Alumina Limited) which before the Demerger was the holding company of WMC Resources.

     WMC RESOURCES PARENT SHARES means fully paid ordinary shares in WMC Resources Parent.

     WMC RESOURCES SHARES means fully paid ordinary shares in WMC Resources.

     XSTRATA means Xstrata Capital Holdings Pty Limited ACN 111 756 337, a subsidiary of Xstrata plc.

     XSTRATA OFFER means the offer by Xstrata for all of the WMC Resources
     Shares.

     YOUR WMC RESOURCES SHARES means, subject to clause 7, the WMC Resources
     Shares:

     (a) of which you are registered or entitled to be registered as the holder in the register of members of WMC Resources at the Register Date and any new WMC Resources Shares of which you are registered or entitled to be registered as the holder on the register of members of WMC Resources during the Offer Period as a result of the exercise of rights attached to WMC Resources Options; and

     (b) any other WMC Resources Shares, to which you are able to give good title at the time you accept this Offer.

23. INTERPRETATION

     (a) Words and phrases which are defined by the Corporations Act have the same meaning in this Bidder's Statement and the Acceptance Form and, if a special meaning is given for the purposes of Chapter 6 or 6A or a provision of Chapter 6 or 6A of the Corporations Act, have that special meaning.

     (b)  Headings are for convenience only, and do not affect interpretation.

     (c) The following rules also apply in interpreting this Bidder's Statement and the Acceptance Form, except where the context makes it clear that a rule is not intended to apply:

                                         PART G - DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------


          (i)  a singular word includes the plural, and vice versa;

          (ii) a word which suggests one gender includes the other genders;

         (iii) if a word is defined, another part of speech has a corresponding meaning;

          (iv) unless otherwise stated references in this Bidder's Statement to Parts, clauses, paragraphs and sub-paragraphs are to Parts, clauses, paragraphs and sub-paragraphs of this Bidder's Statement;

          (v)  a reference to a person includes a body corporate;

          (vi) a reference to A$ or $ is to the lawful currency in Australia and a reference to US$ is to the lawful currency in the United States of America; and

         (vii) appendices to this Bidder's Statement form part of it.

DATED  21 March 2005

SIGNED on behalf of BHP Billiton Lonsdale Investments Pty Ltd by Charles W Goodyear and Christopher J Lynch being two directors of BHP Billiton Lonsdale Investments Pty Ltd who are authorised to sign by a resolution unanimously passed at a meeting of the directors of BHP Billiton Lonsdale Investments Pty Ltd.

                                    ------------------------------------
                                    Director

                                    ------------------------------------
                                    Director

--------------------------------------------------------------------------------


BHP BILLITON LONSDALE INVESTMENTS PTY LTD (BHP BILLITON LONSDALE)
ABN 75 004 346 972
a member of the BHP Billiton Group

ACCEPTANCE FORM  CHESS SPONSORED SUBREGISTER

THIS IS AN IMPORTANT DOCUMENT. IF YOU ARE IN DOUBT AS TO HOW TO COMPLETE THIS FORM, PLEASE CONSULT YOUR FINANCIAL OR OTHER PROFESSIONAL ADVISER IMMEDIATELY.

       A



            Consideration payable to you             Number of shares as at 21
                                                     March 2005
           --------------------------------     --------------------------------
           --------------------------------     --------------------------------

           --------------------------------     --------------------------------
           --------------------------------     --------------------------------
                                                   If your holding has
                                                   changed between the
                                                   date above and the
                                                   time of acceptance,
                                                   then the number of
                                                   shares for holding
                                                   and entitlement
                                                   purposes will be all
                                                   WMC Resources Shares
                                                   registered in your
                                                   name as at the date
                                                   your acceptance is
                                                   processed

If your details are incorrect, please amend them and initial the amendment.

OFFER BY BHP BILLITON LONSDALE TO ACQUIRE ALL OF YOUR FULLY PAID ORDINARY SHARES IN WMC RESOURCES LTD (WMC RESOURCES) ABN 76 004 184 598

Use this Acceptance Form to accept the BHP Billiton Offer for your WMC Resources Shares on the terms of the Bidder's Statement. You should read the Bidder's Statement which accompanies this Acceptance Form. Capitalised terms used in this Acceptance Form have the same meaning as in the Bidder's Statement unless otherwise defined. By accepting the Offer, you are accepting for ALL of your WMC Resources Shares (even if different to the number of shares stated above). You cannot accept for only part of your WMC Resources Shares. If you need help completing this Acceptance Form, please contact the BHP Billiton Offer information line (see over for details).

NOTE: YOUR WMC RESOURCES SHARES ARE HELD IN A CHESS HOLDING AND YOU CAN ACCEPT THE OFFER BY SIGNING THIS FORM AND FORWARDING IT TO YOUR CONTROLLING PARTICIPANT (USUALLY YOUR STOCKBROKER).

SIGN HERE - THIS SECTION MUST BE SIGNED FOR YOUR INSTRUCTIONS IN THIS ACCEPTANCE FORM TO BE EXECUTED

B I/We the person(s) named above, accept the Offer made by BHP Billiton Lonsdale in respect of all my/our WMC Resources Shares and agree to transfer to BHP Billiton Lonsdale all my/our WMC Resources Shares for the consideration specified in the Offer, and on the terms of the Offer as set out in the Bidder's Statement. If the Acceptance Form is signed under power of attorney, the attorney declares that he/she has no notice of revocation of the power of attorney.

   I/We authorise BHP Billiton Lonsdale to give instructions to my/our Controlling Participant in accordance with the Offer.


          INDIVIDUAL OR SHAREHOLDER                     JOINT SHAREHOLDER 2                  JOINT SHAREHOLDER 3
   ----------------------------------------      --------------------------------     ---------------------------------
   ----------------------------------------      --------------------------------     ---------------------------------

   ----------------------------------------      --------------------------------     ---------------------------------
   ----------------------------------------      --------------------------------     ---------------------------------
          Sole Director and Sole Company                Director/Company                     Director
          Secretary                                     Secretary (delete one)

   Contact details - please enter the name of the person to contact about this Acceptance Form and their daytime telephone number.

                                                                                                    /        /
   ----------------------------------------      --------------------------------     ---------------------------------
   ----------------------------------------      --------------------------------     ---------------------------------
          Contact Name                                  Contact Daytime                      Date
                                                        Telephone

   See back of form for completion guidelines



HOW TO COMPLETE THIS FORM

ACCEPTANCE OF THE TAKEOVER OFFER

---------------------------------------------------------------------------------------------------------------------


                  REGISTRATION NAME(S)                        POWER OF ATTORNEY:    To sign under power of attorney,
                                                                                    please attach a certified copy of
                  Your WMC Resources Shares are currently                           the power of attorney to this
                  registered in the name(s) printed on                              Acceptance Form when you return
                  this form.  Your consideration will be                            it.
                  issued in the name(s) as it appears on
                  the WMC Resources register.                 DECEASED ESTATE:      All executors must sign and
                                                                                    attach a certified copy of
                  If you have already sold all your WMC                             probate, letters of
                  Resources Shares shown overleaf, do not                           administration or certificate of
                  keep or return this form.                                         grant accompanied (where required
                                                                                    by law for the
                  USING THE ACCEPTANCE FORM                                         purpose of transfer)
                                                                                    by a certificate of
                  To accept this Offer as your WMC                                  payment of death or
                  Resources Shares are held in CHESS                                succession duties
                  holdings, complete this form and forward                          and (if necessary) a
                  it to your stockbroker or CHESS                                   statement in terms
                  Controlling Participant in order that                             of clause 1071B(9)(b)(iii) of
                  they may initiate acceptance of the                               the Corporations Act.
                  Offer on your behalf. This Offer is due
                  to close at 7.30 pm Melbourne time on 6      COMPANIES:           This form must be signed by
                  May 2005 unless extended.                                         either 2 Directors or a director
                                                                                    and a company secretary.
                  Please sign and date the front page                               Alternatively, where the company
                  of this Acceptance form in                                        has a sole Director and, pursuant
                  accordance with the following:                                    to the Corporations Act, there is
                                                                                    no company secretary, or where
         JOINT SHAREHOLDERS:   Where the holding is in more than                    the sole Director is also the
                               one name all of the Shareholders must sign.          sole company secretary that
                                                                                    Director may sign alone.


---------------------------------------------------------------------------------------------------------------------


   THIS IS AN IMPORTANT DOCUMENT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT HOW TO DEAL WITH IT, PLEASE CONSULT YOUR FINANCIAL OR OTHER PROFESSIONAL ADVISER.

   CHESS HOLDERS
   It is the responsibility of the eligible securityholder to allow sufficient time for their stockbroker or CHESS controlling participant to initiate acceptance on their behalf in accordance with ASTC Settlement Rule 14.14. If your holding is CHESS sponsored and you send your Acceptance Form to Computershare Investor Services Pty Limited, it will be forwarded to your stockbroker or CHESS controlling participant on your behalf. Computershare Investor Services Pty Limited will not be responsible for any delays incurred by this process.

   IF YOU HAVE ANY QUESTIONS ABOUT THE TERMS OF THE OFFER OR HOW TO ACCEPT, PLEASE CALL THE BHP BILLITON OFFER INFORMATION LINE ON 1300 365 849 (FOR CALLS MADE FROM WITHIN AUSTRALIA) OR + 61 3 9415 4254 (FOR CALLS MADE OUTSIDE AUSTRALIA). AS REQUIRED BY THE CORPORATIONS ACT, CALLS TO THESE NUMBERS WILL BE RECORDED.

   PRIVACY STATEMENT
   Personal Information is collected on this form by Computershare and BHP Billiton Lonsdale, for the purpose of maintaining registers of securityholders, facilitating distribution payments and other corporate actions and communications. Your personal information may be disclosed to our related bodies corporate, to external companies such as print or mail service providers, or as otherwise required or permitted by law. If you would like details of your personal information held by Computershare, or you would like to correct information that is inaccurate, incorrect or out of date, please contact Computershare . In accordance with the Corporations Act, you may be sent material (including marketing material) approved by the issuer in addition to general corporate communications. You may elect not to receive marketing material by contacting Computershare. You can contact Computershare by E-mail: privacy@computershare.com.au.

BHP BILLITON LONSDALE INVESTMENTS PTY LTD (BHP BILLITON LONSDALE)
ABN 75 004 346 972
a member of the BHP Billiton Group

ACCEPTANCE FORM  ISSUER SPONSORED SUBREGISTER

THIS IS AN IMPORTANT DOCUMENT. IF YOU ARE IN DOUBT AS TO HOW TO COMPLETE THIS FORM, PLEASE CONSULT YOUR FINANCIAL OR OTHER PROFESSIONAL ADVISER IMMEDIATELY.

       A



            Consideration payable to you             Number of shares as at 21
                                                     March 2005
           --------------------------------     --------------------------------
           --------------------------------     --------------------------------

           --------------------------------     --------------------------------
           --------------------------------     --------------------------------
                                                   If your holding has
                                                   changed between the
                                                   date above and the
                                                   time of acceptance,
                                                   then the number of
                                                   shares for holding
                                                   and entitlement
                                                   purposes will be all
                                                   WMC Resources Shares
                                                   registered in your
                                                   name as at the date
                                                   your acceptance is
                                                   processed

If your details are incorrect, please amend them and initial the amendment.

OFFER BY BHP BILLITON LONSDALE TO ACQUIRE ALL OF YOUR FULLY PAID ORDINARY SHARES IN WMC RESOURCES LTD (WMC RESOURCES) ABN 76 004 184 598

Use this Acceptance Form to accept the BHP Billiton Offer for your WMC Resources Shares on the terms of the Bidder's Statement. You should read the Bidder's Statement which accompanies this Acceptance Form. Capitalised terms used in this Acceptance Form have the same meaning as in the Bidder's Statement unless otherwise defined. By accepting the Offer, you are accepting for ALL of your WMC Resources Shares (even if different to the number of shares stated above). You cannot accept for only part of your WMC Resources Shares. If you need help completing this Acceptance Form, please contact the BHP Billiton Offer information line (see over for details).

YOUR WMC RESOURCES SHARES ARE HELD ON THE ISSUER SPONSORED SUBREGISTER. TO ACCEPT THE OFFER YOU SHOULD RETURN THE ACCEPTANCE FORM DULY COMPLETED TO COMPUTERSHARE INVESTOR SERVICES PTY LIMITED (COMPUTERSHARE) AT AN ADDRESS SHOWN OVERLEAF.

SIGN HERE - THIS SECTION MUST BE SIGNED FOR YOUR INSTRUCTIONS IN THIS ACCEPTANCE FORM TO BE EXECUTED

B I/We the person(s) named above, accept the Offer made by BHP Billiton Lonsdale in respect of all my/our WMC Resources Shares and agree to transfer to BHP Billiton Lonsdale all my/our WMC Resources Shares for the consideration specified in the Offer, and on the terms of the Offer as set out in the Bidder's Statement. If the Acceptance Form is signed under power of attorney, the attorney declares that he/she has no notice of revocation of the power of attorney.



          INDIVIDUAL OR SHAREHOLDER                     JOINT SHAREHOLDER 2                  JOINT SHAREHOLDER 3
   ----------------------------------------      --------------------------------     ---------------------------------
   ----------------------------------------      --------------------------------     ---------------------------------

   ----------------------------------------      --------------------------------     ---------------------------------
   ----------------------------------------      --------------------------------     ---------------------------------
          Sole Director and Sole Company                Director/Company                     Director
          Secretary                                     Secretary (delete one)

   Contact details - please enter the name of the person to contact about this Acceptance Form and their daytime telephone number.

                                                                                                    /        /
   ----------------------------------------      --------------------------------     ---------------------------------
   ----------------------------------------      --------------------------------     ---------------------------------
          Contact Name                                  Contact Daytime                      Date
                                                        Telephone

   See back of form for completion guidelines



   HOW TO COMPLETE THIS FORM

   ACCEPTANCE OF THE TAKEOVER OFFER
   --------------------------------------------------------------------------------------------------------------------

                  REGISTRATION NAME(S)                        POWER OF ATTORNEY:    To sign under power of attorney,
                                                                                    please attach a certified copy of
                  Your WMC Resources Shares are currently                           the power of attorney to this
                  registered in the name(s) printed on                              Acceptance Form when you return
                  this form.  Your consideration will be                            it.
                  issued in the name(s) as it appears on
                  the WMC Resources register.                 DECEASED ESTATE:      All executors must sign and
                                                                                    attach a certified copy of
                  If you have already sold all your WMC                             probate, letters of
                  Resources Shares shown overleaf, do not                           administration or certificate of
                  keep or return this form.                                         grant accompanied (where required
                                                                                    by law for the
                  USING THE ACCEPTANCE FORM                                         purpose of transfer)
                                                                                    by a certificate of
                  To accept this Offer as your WMC                                  payment of death or
                  Resources Shares are held in CHESS                                succession duties
                  holdings, complete this form and forward                          and (if necessary) a
                  it to your stockbroker or CHESS                                   statement in terms
                  Controlling Participant in order that                             of clause 1071B(9)(b)(iii) of
                  they may initiate acceptance of the                               the Corporations Act.
                  Offer on your behalf. This Offer is due
                  to close at 7.30 pm Melbourne time on 6      COMPANIES:           This form must be signed by
                  May 2005 unless extended.                                         either 2 Directors or a director
                                                                                    and a company secretary.
                  Please sign and date the front page                               Alternatively, where the company
                  of this Acceptance form in                                        has a sole Director and, pursuant
                  accordance with the following:                                    to the Corporations Act, there is
                                                                                    no company secretary, or where
         JOINT SHAREHOLDERS:   Where the holding is in more than                    the sole Director is also the
                               one name all of the Shareholders must sign.          sole company secretary that
                                                                                    Director may sign alone.


---------------------------------------------------------------------------------------------------------------------

   HOW TO LODGE THIS FORM

   Mail or deliver the completed Acceptance Form and any other documents required by the above instructions to:


          BY HAND                                               BY MAIL (A return addressed envelope is enclosed)
          Computershare Investor Services Pty Limited           Computershare Investor Services Pty Limited
          Yarra Falls                                           GPO Box 52
          452 Johnston Street                                   MELBOURNE VIC 8060
          ABBOTSFORD VIC 3067



   YOUR ACCEPTANCE MUST BE RECEIVED BY NO LATER THAN THE END OF THE OFFER PERIOD, 7.30 PM MELBOURNE TIME ON 6 MAY 2005 UNLESS EXTENDED.

   IF YOU HAVE ANY QUESTIONS ABOUT THE TERMS OF THE OFFER OR HOW TO ACCEPT, PLEASE CALL THE BHP BILLITON OFFER INFORMATION LINE ON 1300 365 849 (FOR CALLS MADE FROM WITHIN AUSTRALIA) OR + 61 3 9415 4254 (FOR CALLS MADE OUTSIDE AUSTRALIA). AS REQUIRED BY THE CORPORATIONS ACT, CALLS TO THESE NUMBERS WILL BE RECORDED.

   PRIVACY STATEMENT
   Personal Information is collected on this form by Computershare and BHP Billiton Lonsdale, for the purpose of maintaining registers of securityholders, facilitating distribution payments and other corporate actions and communications. Your personal information may be disclosed to our related bodies corporate, to external companies such as print or mail service providers, or as otherwise required or permitted by law. If you would like details of your personal information held by Computershare, or you would like to correct information that is inaccurate, incorrect or out of date, please contact Computershare. In accordance with the Corporations Act, you may be sent material (including marketing material) approved by the issuer in addition to general corporate communications. You may elect not to receive marketing material by contacting Computershare. You can contact Computershare by E-mail: privacy@computershare.com.au.